As filed with the Securities and Exchange Commission on ________ ___, 2024.

Registration No. 333-276911________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 3)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVUSTERRA INC.
(Exact name of Registrant as specified in its charter)

Florida	3990	85-3129871
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12175 Visionary Way, Suite 420, Fishers, IN 46038

(317) 537-0270

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregory Q. Jensen

Chief Executive Officer

12175 Visionary Way, Suite 420, Fishers, IN 46038

(317) 537-0270

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clifford J. Hunt, Esq.

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard, Seminole, FL 33772

(727) 471-0444

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated ___________, 2024

PRELIMINARY PROSPECTUS

This prospectus relates to the offer and sale by the persons named in this prospectus, whom we call “Selling Shareholders,” of up to 6,146,434 issued and outstanding shares of our common stock, par value $0.00 per share (“Common Stock”), held by certain of the Selling Shareholders. All references to “Selling Shareholders” in this prospectus refers to non-affiliate, Selling Shareholders.

The selling shareholders, identified herein as the Selling Shareholders, are offering up to 6,146,434 shares of our common stock. The 6,146,434 shares of common stock being offered by the Selling Shareholders are referred to herein as the Selling Shareholder Shares.

We will not receive any of the proceeds from the sale of common stock by the Selling Shareholders. The Selling Shareholders may sell their shares at an initial fixed price of $1.00 until such shares are quoted on the OTCQB, or another trading market such as the OTCQX or national securities exchange, at which time they may be sold at prevailing market prices or in privately negotiated transactions. See “Plan of Distribution” for additional information. We will pay all expenses relating to the registration of the Selling Shareholder Shares with the Securities and Exchange Commission.

Currently, there is no public market for our common stock. We have applied to list our common stock on the OTCQB Venture Markets (“OTCQB”).

Each share of our common stock is entitled to one vote per share. See “Description of Capital Stock” and “Organizational Structure.”

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is      , 2024.

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the Selling Shareholders have not, authorized anyone to provide you with additional or different information from that contained in this prospectus and any free writing prospectus we have authorized. We, and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. “Risk Factors” and “Special Note Regarding Forward-Looking Statements” contain additional information regarding these risks.

DEALER PROSPECTUS DELIVERY OBLIGATION

Through and including ___________, 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, may be required to deliver a prospectus.

MARKET AND INDUSTRY DATA

This prospectus contains estimates and information concerning our industry, including market position and the size and growth rates of the markets in which we participate, that are based on industry publications and reports and other information from our internal sources. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

Certain information included in this prospectus concerning our industry and the markets we serve, including our market share, is also based on our good-faith estimates derived from management’s knowledge of the industry and other information currently available to us.

BASIS OF PRESENTATION

Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

OUR COMPANY

The Company, sometimes referred to herein as "we," "us,” “our," and the "Company" and/or "Novusterra Inc.” was incorporated on September 21, 2020, in the State of Florida. Our fiscal year-end date is December 31. Our address is 12175 Visionary Way, Suite 420, Fishers, IN 46038, our telephone number is (317) 537-0270 and our website is www.novusterrainc.com. However, you should not consider any information on, or that can be accessed through our website a part of this Registration Statement.

Novusterra Inc. will specialize and focus on the development and production of carbon nanostructures, carbon nanotubes and graphene (collectively defined herein as “Graphene”). The Company’s business model is solely focused on the production of graphene. Over the next twelve months, we plan to work on refining the Graphene production technology and work to expand commercial sales channels with Kanai Defense. There are no exact milestones or capital requirements over the upcoming twelve months. In addition, Novusterra Inc. will license our acquired patented technology and production techniques to other companies in order to produce Graphene. Currently, the Company is developing application specific graphene products from carbon-based waste streams. Our patented technologies were designed to make use of an abundant and low-cost feedstock of carbon-based waste in an environmentally friendly process. We are targeting developing graphene products that will be used in water filtration, electronic devices, energy storage, agriculture fertilizer recycling and sustainable infrastructure such as concrete and asphalt. The superior characteristics of Graphene include a very light weight and thin material at one carbon atom thick. Graphene is also extremely strong, an excellent conductor of heat and electricity and has unique light absorption abilities. Due to these key characteristics, we are focusing on developing Graphene that can be used in the manufacturing of application specific products such as water filters, electronic devices, electronic chips, sensors, batteries, capacitors, supercapacitors, drug delivery systems, solar cells and composite additives and coatings in infrastructure such as concrete and asphalt. To date, we have not commenced any production of any such Graphene products. The Company is still in the bench and pilot scale phases of developing Graphene using our patented technology.

The Company began researching the ability to produce Graphene due to the relationship the Company’s management team had with American Resources Corporation (NASDAQ: AREC) (“ARC”) as a result of prior business activities. ARC through its wholly owned subsidiary, Advanced Carbon Material LLC (“ACM”), signed an exclusive license agreement with Ohio University (the “License Agreement”) to manufacture Graphene using carbon and carbon byproducts as a raw material using the patented technology owned by Ohio University. The suite of patents was originally developed by Dr. Gerardine Botte, the current Whitacre Department Chair in Chemical Engineering at Texas Tech University and an independent board member of ARC and Chief Technical Officer of ACM. Dr. Botte developed and patented these technologies when she served as Ohio University's Distinguished Professor and Russ Professor of Chemical and Biomolecular Engineering.

On March 31, 2021, we entered into a Graphene Development Agreement with ARC that provided us with a nonexclusive sublicense from ARC (the “Sublicense”). The nonexclusive sublicense is for certain patents ARC currently has licensed from Ohio University pursuant to the License Agreement relating to the manufacture of Graphene using carbon and carbon byproducts as a raw material. Pursuant to such agreement, we agreed to raise funds via an initial public offering in order to develop and build a manufacturing facility to produce and market Graphene commercially. To date, the Company has not raised funds through an initial public offering or developed and built a manufacturing facility. The agreement also provided that the Company and ARC are each entitled to receive fifty percent (50%) of the operating profits from our Graphene manufacturing and marketing business activity. As part of the above two agreements, Andrew Weeraratne was replaced by Mark Jensen, the Chief Executive Officer (CEO) and the Chairman of the Board of ARC, as the Chairman of the Company’s Board of Directors.

On March 24, 2022, ARC signed an exclusive sublicense with Kenai Defense Company, LLC (“Kenai”) for the Department of Defense, defense and space industries, within the United States (“DOD”) and within any respective defense and space industries of any allied country to the United States. As consideration for the sublicense with Kenai, ARC or its assignees will receive a two percent (2%) royalty on all sales of licensed products by Kenai, or any affiliate or licensee of Kenai. In addition, Kenai shall pay to ARC or its assignees an annual payment equal to twenty percent (20%) of the profits of licensed products by Kenai, or any affiliate or licensee of Kenai, for the preceding fiscal year.

On August 30, 2022, we entered into a purchase agreement for the exclusive rights of the patents which ARC currently has licensed from Ohio University pursuant to the License Agreement relating to the manufacture of Graphene using carbon and carbon byproducts other than the license to Kenai Defense Company, LLC (referred to herein as, “Exclusive Rights”). For the Exclusive Rights, the Company paid ARC 4,000,000 common shares of the Company with an estimated valuation of $1,784,000 in stock of Novusterra Inc., or a value of $.446 per share. The valuation of the stock is based on a 409a valuation completed by an independent third party. As part of the acquisition of the Exclusive Rights to the patents, Andrew Weeraratne resigned as director and CEO of the Company and Gregory Jensen joined the Company as CEO and Director. Mark Jensen resigned as Chairman of the Board of Directors and Mark LaVerghetta joined the Company as Chairman of the Board of Directors. Pursuant to the acquisition, Novusterra is no longer obligated to pay ARC fifty percent (50%) of the operating profits from our Graphene manufacturing and marketing business to ARC. There was also an amendment to the above-mentioned original purchase agreement to clarify the initial DOD Air Force contract which Kenai Defense obtained and American Resources Corporation was a subcontractor prior to the purchase agreement date. The amendment clarified that this DOD Air Force contract was transferred from American Resources Corporation to the Company. Per the amendment, American Resources Corporation will receive 10% of all revenue and the Company will receive 90% of all revenue from this specific DOD Air Force Contract. See exhibit 10.10 for the First Amendment to the Agreement dated August 30th, 2022, between Novusterra Inc. and American Resources Corporation. Any future contracts or agreements regarding the exclusive sublicense agreement rights for the defense and space industries will be between Kenai and the Company only with no future revenue allocated to American Resources Corporation.

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In order to further develop our sublicensed graphene technology, on April 29, 2021 we have signed a lease agreement with Perry County Resources LLC (“Perry County”) to lease land and building structures that Perry County owns in Kentucky. Perry County is a wholly owned subsidiary of American Carbon Corporation and American Carbon Corporation is a wholly owned subsidiary of ARC. The lease has a 120-month term and an option to extend. The lease starts on June 1, 2022 and expires on May 31, 2031. The lease is intended to be used to develop, test and build a Graphene manufacturing facility, with such lease payments to be accrued until we have raised a minimum of $5 million in equity or debt proceeds from outside funding mechanisms. If we receive these funds, we plan to expand our team to help us design, purchase and install the necessary equipment needed to begin the process of manufacturing Graphene from carbon and carbon byproducts. To date, the minimum funding has not been received and therefore the Company has not built a manufacturing facility at this location. As of March 31, 2024, the Company has accrued $172,411 for this lease agreement. A copy of the lease agreement with Perry County is included as an exhibit to this prospectus and each prospective investor is encouraged to thoroughly review the lease.

Graphene has been unknowingly produced in small quantities for centuries, through the use of pencils and other similar applications of graphite. However, only in recent years have the valuable qualities of Graphene been discovered. In 1947, Canadian physicist Philip Wallace wrote a pioneering paper about the electronic behavior of graphite that sparked considerable interest in the field. Further, in 1960, Nobel Prize winning chemist Linus Pauling speculated about how flat, single layers of Carbon atoms would behave. In 1962, such materials were named "Graphene" by German chemist Hanns-Peter Boehm, who had spotted them under his electron microscope the year before.

We have listed detailed uses of Graphene along with our marketing and commercialization strategy elsewhere in this prospectus. However, to briefly outline, Graphene can be used for a wide variety of applications such as water filtration, electronic devices, energy storage, agriculture fertilizer recycling and sustainable infrastructure such as concrete and asphalt.

OUR GROWTH STRATEGIES

Operating Strategy

Our plan is to sell Graphene and license our patented technology to other businesses that are focused on producing Graphene products which could be used in water filtration, electronic devices, energy storage, agriculture fertilizer recycling and sustainable infrastructure such as concrete and asphalt.

Marketing Strategy

According to Grand View Research, an India & U.S based market research and consulting company, (source - https://www.grandviewresearch.com/industry-analysis/graphene-industry) the global Graphene market size is anticipated to reach $3.75 billion by 2030, exhibiting a revenue based Compound Annual Growth Rate (CAGR) of 46.6% over the forecast period. Rise in awareness regarding the superior characteristics of Graphene is expected to aid the growth and popularity of Graphene. Superior characteristics of Graphene include extreme strength, electrical conductivity, and heat resistance. Key potential applications driving the growth of Graphene market size include electronic chips, energy storage, composite additives and coatings in infrastructure and water filtration & wastewater treatment.

We are focused on licensing our patented technology and producing the raw product of Graphene while building sales channels through our relationships in the water filtration, electronic devices, energy storage, agriculture fertilizer and sustainable infrastructure markets. Upon commercialization, we will further refine our sales channels to produce specific outputs based on customer demand. The Novusterra team has had numerous discussions within its sales channel focusing on current collaboration partners for commercial uses in the future. However, there is no assurance that any such collaborations will come to fruition.

Licensing Strategy

There is an abundance of carbon-based waste streams throughout the world today that could be utilized as a low-cost feedstock to our Graphene manufacturing process. As we grow the business and explore additional international relationships, we plan to license our technology and manufacturing process to partners that can further expand the value to our shareholders.

Competition

According to the research we have performed, there are no public companies that are focused solely on producing Graphene. This may be due to the novelty of Graphene in the commercial market, especially in commercial production. There are a few private companies that claim to produce and sell Graphene, but we have not discovered sufficient information to establish their production capacity or potential. It is possible such private companies may become our competitors. There are also major global innovators and producers in the carbon and coke industry such as Phillips, Seadrift, Petrocokes Japan and JX Nippon who may set up their own divisions to make Graphene in the near future or may already have formed such divisions. In addition, companies in China and India that dominate Graphite production market may begin their own Graphene divisions.

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According to one article (See Harnessing the Superpowers of Graphene, Rich Duprey, The Motley Fool (April 7, 2013) – https://www.fool.com/investing/general/2013/04/07/Graphene-the-miracle-substance.aspx). Companies such as IBM (NYSE:IBM), Samsung and Nokia (NYSE:NOK) are rushing to tap the incredible properties of Graphene. In 2011, IBM was the first company to use the material to create Graphene-based integrated circuits, having created in 2010 a Graphene processor that could execute 100 billion cycles per second (100GHz). Intel and Samsung are now looking into Graphene-based processors, while Nokia is part of a consortium of 74 companies that received a grant of $1.35 billion from the European Union to determine how to use Graphene to "improve the world." This consortium is experimenting in electronics and mobile communications. The Motely Fool adds that perhaps a better route to understand Graphene is to look at producers of graphite, as that is the material from which Graphene is made. Unfortunately, most of the mineral is produced in China. It produces some 800,000 metric tons annually, with the next closest producer being India at 130,000 metric tons. Graphite is not mined in the United States.

According to the article 10, GrafTech International (NYSE:GTI.DL) is the leading producer of graphite electrodes and was one of the top 20 Graphene patent holders at one time, ahead of such giants as General Electric Company (NYSE:GE) and Bayer. According to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2020, filed with the SEC on March 6, 2020, GrafTech International notes that it “is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace ("EAF") steel and other ferrous and non-ferrous metals. We believe that we have the most competitive portfolio of low-cost ultra-high power (“UHP”) graphite electrode manufacturing facilities in the industry, including three of the highest capacity facilities in the world. We are the only large scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, a key raw material for graphite electrode manufacturing.”

Another international company that is expanding into Graphene is Germany-based Aixtron SE (NASDAQ:AIXG). In its Report of a Foreign issuer on Form 6-K filed with the SEC on August 11, 2016, it wrote: "One focus of AIXTRON's [research] involves researching processes and systems technology for the deposition of optically active 2D semiconductor materials such as ... Graphene ... AIXTRON offers a Plasma Enhanced Chemical Vapor Phase Deposition ('PECVD') technology ... employed for the deposition of complex Carbon Nanostructures (Carbon Nanotubes, Nanowires or Graphene)."

It is possible that the above enterprises have more resources than we do and thus make it hard for us to compete with them.

Employees

As of March 31, 2024, we have two full-time and three part-time employees. We plan to hire additional full-time employees upon the completion of this offering.

DESCRIPTION OF PROPERTY

Our Offices

Our offices are located at 12175 Visionary Way, Suite 420, Fishers, IN 46038 and our telephone number is (317) 537-0270.

Legal Proceedings

We are currently not involved in litigation that we believe will have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries threatened against or affecting our company, our Common Stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision is expected to have a material adverse effect.

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THE OFFERING

Issuer	Novusterra Inc.

Common Stock offered by the Selling Shareholders	Up to a maximum of 6,146,434 shares. See “Selling Shareholders” for a description of how we calculate the number of shares offered by the Selling Shareholders.

Common stock outstanding before the offering	14,478,954 shares.

Common stock outstanding after the offering	14,478,954 shares.

Use of proceeds	We will not receive any proceeds from the sale of the Selling Shareholder Shares by the Selling Shareholders, if any.

Voting rights	Each share of our common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. See “Description of Securities.”

Dividend policy

We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our board of directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. See “Dividend Policy.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” for a discussion of risks you should carefully consider before deciding to invest in our common stock.

Proposed OTCQB Venture Markets

In connection with this offering, we have filed an application to list our shares of common stock on the OTCQB Venture Markets, (“OTCQB” or “Exchange”). This application has not been approved and there is no assurance that our application will be approved.

In this prospectus, unless otherwise indicated, the number of shares of common stock outstanding and the other information based thereon reflects shares of common stock as of January 1, 2024.

SUMMARY HISTORICAL FINANCIAL AND OTHER DATA

The following tables present the summary historical financial data for Novusterra Inc. for the periods and at the dates indicated. The summary historical statements of operations data and summary historical statements of cash flows data presented below for the years ended December 31, 2023 and 2022 and the three months ended March 31, 2024 and 2023, and the summary historical balance sheets data presented below as of December 31, 2023 and 2022 and as of March 31, 2024 have been derived from the historical financial statements of Novusterra Inc. included elsewhere in this prospectus. The below financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. Historical results are not necessarily indicative of the results expected for any future period.

	Year Ended		Three Months Ended
	December 31,		March 31,
Statement of Operations Data	2023	2022	2024	2023

Revenue	$27,000	$-	$24,185	$-
Cost of Revenues	$15,000	$-	$21,750	$-
General and Administrative Expenses	$675,432	$339,186	$149,409	$143,899
Total Operating Expenses	$675,432	$339,186	$149,409	$143,899
Other Expenses	$76,580	$14,051	$18,904	$20,940
Net Loss	$(740,012)	$(353,237)	$(165,878)	$(164,839)

	As of		As of
	December 31,		March 31,
Balance Sheet Data	2023	2022	2024

Cash	$18,804	$186,106	$38,766
Total Assets	$2,520,378	$2,841,813	$2,463,517
Total Liabilities	$1,313,659	$914,882	$1,422,676
Total Shareholders' Equity	$1,206,719	$1,926,931	$1,040,841

	Year Ended		Three Months Ended
	December 31,		March 31,
Statement of Cash Flow Data	2023	2022	2024	2023

Net Loss	$(740,012)	$(353,237)	$(165,878)	$(164,839)

Net cash provided by (used in) operating activities	$(167,302)	$(210,517)	$19,962	$(82,287)
Net cash provided by financing activities	$-	$200,000	$-	$-

Net increase (decrease) in cash and cash equivalents	$(167,302)	$(10,517)	$19,962	$(82,287)

Cash - beginning of period	$186,106	$196,623	$18,804	$186,106

Cash - end of period	$18,804	$186,106	$38,766	$103,819

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RISK FACTORS

Investing in our common stock, which we refer to in this prospectus as our “securities,” involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our common stock. The occurrence of any of the events or developments described below could materially and adversely affect our business, financial condition, results of operations, and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. Additional risks and uncertainties not presently known to us or that we currently believe are not material may also impair our business, financial condition, results of operations, and growth prospects.

An investment in our Common Stock involves a significant degree of risk. You should not invest in our Common Stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our Common Stock.

Risks Related to our Securities and this Offering

There is no public market for our shares of Common Stock.

Currently, there is no public market for our shares of Common Stock. We have applied to list our Common Stock on the OTCQB. This application has not been approved and there is no assurance that our application will be approved. Therefore, there is no assurance that the trading market for our Common Stock will become active or liquid. In addition, there can be no assurance any broker-dealer will be interested in trading our stock. Therefore, it may be difficult to sell your shares of Common Stock if you desire or need to sell them.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the OTCQB or another national securities exchange and if the price of our Common Stock is less than $5.00, our Common Stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Our stock price may be volatile, which could result in substantial losses to investors and litigation.

In addition to changes to market prices based on our results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for our Common Stock may change for a variety of other reasons, not necessarily related to our actual operating performance. The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock. In addition, the average daily trading volume of the securities of small companies can be very low, which may contribute to future volatility. Factors that could cause the market price of our Common Stock to fluctuate significantly include:

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•	the results of operating and financial performance and prospects of other companies in our industry;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by our competitors;

•	the public’s reaction to our press releases, other public announcements, and filings with the Securities and Exchange Commission;

•	lack of securities analyst coverage or speculation in the press or investment community about us or market opportunities in the smart glass industry;

•	changes in government policies in the United States and, as our international business increases, in other foreign countries;

•	changes in earnings estimates or recommendations by securities or research analysts who track our Common Stock or failure of our actual results of operations to meet those expectations;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	any lawsuit involving us, our services or our products;

•	arrival and departure of key personnel;

•	sales of Common Stock by us, our investors or members of our management team; and

•	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man- made disasters.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of our Common Stock and could seriously harm the market price of our Common Stock, regardless of our operating performance. This may prevent you from being able to sell your shares at or above the price you paid for your shares, if at all. In addition, following periods of volatility in the market price of a company’s shares, stockholders often institute securities class action litigation against that company. Our involvement in any class action suit or other legal proceeding could divert our senior management’s attention and could adversely affect our business, financial condition, results of operations and prospects.

If equity research analysts do not publish research or reports about our business, or if they issue unfavorable commentary or downgrade our Common Stock, the market price of our Common Stock will likely decline.

The trading market for our Common Stock will rely in part on the research and reports that equity research analysts, over whom we have no control, publish about us and our business. We may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the market price for our Common Stock could decline. In the event we obtain securities or industry analyst coverage, the market price of our Common Stock could decline if one or more equity analysts downgrade our Common Stock or if those analysts issue unfavorable commentary, even if it is inaccurate, or cease publishing reports about us or our business.

Assuming we obtain an Exchange listing, we will incur material increased costs and become subject to additional regulations and requirements.

As a newly exchange listed public company, we will incur material additional legal, accounting and other expenses including recruiting and retaining qualified independent directors, payment of annual Exchange fees, and satisfying Exchange standards for companies listed with it. If our Common Stock is listed on an Exchange, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Exchange listing requirements, our Common Stock may be delisted. If we fail to meet any of the Exchange’s listing standards, our Common Stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the Exchange may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. The delisting of our Common Stock could significantly impair our ability to raise capital and the value of your investment.

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We may acquire certain synergistic businesses already in operation in exchange for stock of our company and such acquisition efforts in future periods may be dilutive to our then current shareholders.

Our business model may result in the issuance of our securities to consummate certain acquisitions in the future. As a result, the percentage ownership of our Company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our Common Stock. As we will generally not be required to obtain the consent of our shareholders before entering into acquisition transactions, shareholders are dependent upon the judgment of our management in determining the number of, and characteristics of stock issued as consideration in an acquisition.

Risks Related to Our Business

Our Company is a newly started business and may contain the ordinary risks all new businesses have to go through in the early years.

We were formed on September 21, 2020, and our objective is to further develop our patented technology and to build a Graphene manufacturing facility. Our business prospects are difficult to predict because of the early stage of development, our unproven business strategy, and our capital needs. Like most newly begun companies, we have incurred losses since we began and may continue to incur losses. As a development stage company, we face numerous risks and uncertainties in implementing our business plan and there are no assurances that we will be successful. Since inception, the Company has accumulated losses of $1,569,735 through March 31, 2024.

Ownership and control of our Company is concentrated in our management.

As of the date of this Prospectus, our officers and directors beneficially own or control approximately 12.17% of our outstanding shares of Common Stock. Following this offering, our directors and officers will own approximately 12.17% of our Common Stock. As a result, they will be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. These stockholders may have interests that differ from yours and may vote in a way with which you disagree and that may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their stock as part of a sale of our company, and might ultimately affect the potential market price of our stock. Conversely, this concentration may facilitate a change in control at a time when you and other investors may prefer not to sell.

We have no history of manufacturing Graphene and will be conducting the process based on experiments made in a lab.

We are an early-stage company and have no history of manufacturing and marketing Graphene. The Exclusive Right patents we acquired from our partner ARC are based on tests done in a lab to make Graphene using Carbon. As such, any future revenues and profits are uncertain until we can make them commercially and begin marketing them.

Our planned Graphene production facility in Kentucky depends on the Exclusive Rights of patented technology that we have acquired from ARC, of which ARC has licensed it from a third party. If the license agreement between ARC and the third party is terminated, we may lose our ability to use such patented technology.

Our Graphene manufacturing facility will use production methods that have been patented by Ohio University, which have been licensed to ARC of which we have acquired the Exclusive Rights license from ARC. The rights and obligations of our Exclusive Rights will be governed by ARC’s rights and obligations under the License Agreement with Ohio University. We believe it is a standard patent/technology license agreement with typical, boilerplate termination provisions and as in all standard agreements, it could be terminated due to any disputes and if any such termination happened, we may lose our ability to use such patented technology.

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The License Agreement is between Ohio University and ACM (wholly owned subsidiary of ARC) and was effective on February 10, 2021. The term of the License Agreement runs from February 10, 2021, until such time as the last of the Patent Rights as identified in the License Agreement expires pursuant to federal patent law. The License Agreement allows ACM to utilize the patent rights and/or technology rights identified therein to facilitate the development and production of Graphene from carbon and carbon byproducts, as such terms are defined in the License Agreement. A copy of the License Agreement is included as an exhibit to this prospectus and each prospective investor is encouraged to thoroughly review the License Agreement.

The License Agreement requires, among other things, that ACM maintain a bona fide, funded, ongoing and active research, development, manufacturing, marketing and sales program to diligently make, offer for sale and sell Licensed Products so that Licensed Products are currently available to the public as soon as commercially practicable; and, fulfill various Diligence Milestone events identified in the License Agreement. The Diligence Milestones include developing a final design for a pilot facility to exploit the Licensed Product; completion of construction of the pilot facility; developing a final design for a commercial facility to exploit the Licensed Product; identifying feedstock material sources for the Licensed Product; completing construction of the commercial facility; obtaining the first commercial sale of product exploiting the Licensed Product; and obtaining net sales of a minimum of $1,000,000.00. The deadlines for these various Diligence Milestones run from January 1, 2022, through January 1, 2026. There can be no assurances that ACM will meet any of the Diligence Milestones identified in the License Agreement. The failure to meet any one or more of the Diligence Milestones may be treated as a breach of the License and could result in termination of the License Agreement and our corresponding Sublicense. Additionally pursuant to such agreement the Company is bound by Diligence Milestones which include developing a final design for a pilot facility to exploit the Licensed Product; completion of construction of the pilot facility; developing a final design for a commercial facility to exploit the Licensed Product; identifying feedstock material sources for the Licensed Product; completing construction of the commercial facility; obtaining the first commercial sale of product exploiting the Licensed Product; and obtaining net sales of a minimum of $1,000,000.00. The deadlines for these various Diligence Milestones run from January 1, 2022, through January 1, 2026. Currently the following milestones are in default: Develop a final design for a pilot facility exploiting the Licensed Product (Date to be Completed/Achieved: January 1, 2022); Complete construction of the pilot facility exploiting the Licensed Product (Date to be Completed/Achieved: January 1, 2023); Develop a final design for a commercial facility exploiting the Licensed Product (Date to be Completed/Achieved: January 2, 2023); Complete construction of the commercial the commercial facility exploiting the Licensed Product (Date to be Completed/Achieved: January 1, 2024).

Consideration for granting of the License Agreement consisted of a nonrefundable payment of $99,773. Additionally, the License Agreement provides for the payment of royalties in amounts ranging from 1.5% to 2% of net sales of the licensed products. The License Agreement also provides for payment of minimum royalties by ACM in amounts ranging from $7,500 beginning in calendar year 2025 up to $125,000 beginning in calendar year 2027. We are required to pay those amounts on behalf of ACM and there is no assurance we will be able to pay the royalties due under the License Agreement on a timely basis. The failure to make any of the royalty payments may be deemed a breach of the License Agreement and could result in termination of the License Agreement and our corresponding Sublicense.

The License Agreement also provides that ACM shall pay all costs and expenses associated with the Patent Rights within 30 days after receipt of each invoice by ACM. The licensor may also require ACM to prepay costs and expenses predicated for certain Patent Rights upon written request by the licensor. The failure of ACM to make any required payment shall be considered a payment default under the terms of the License Agreement. There can be no assurances that ACM will be able to pay the intellectual property management expenses due under the License Agreement on a timely basis. The failure to make any of these payments could result in termination of the License Agreement and our corresponding Sublicense.

The acquisition of the Exclusive Rights requires our Company to raise the capital needed to pay all necessary fees to Ohio University and complete the design, build, and operation of any facility utilizing the Graphene technologies owned or operated by us. A copy of the acquisition of the Exclusive Rights is included as an exhibit to this prospectus and each prospective investor is encouraged to thoroughly review the Sublicense. There can be no assurances that we will be able to raise the necessary capital to commercially exploit the Graphene Technologies. Our failure to do so could result in the failure of ACM to meet its Diligence Milestones and payment obligations under the terms of the License Agreement. The breach of any Diligence Milestones and/or payment obligations could result in termination of the License Agreement and our corresponding Sublicense.

We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage our growth effectively could have a material adverse effect on our business and financial condition.

We currently do not have enough management with experience in operating a Graphene manufacturing and marketing facility. We intend to use the funds we raise from this offering to hire such management and/or engage in joint venture activities with others already operating processing facilities. Competition for additional qualified management is intense, and we may be unable to attract and retain additional key personnel, or to attract and retain personnel on terms acceptable to us and our failure to do so could have a material adverse effect on our business, results of operations and financial condition.

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The success of our business model is dependent upon our ability to identify products and applications using Graphene that we plan to manufacture for commercial use. We may not be able to attract enough companies who may agree to substitute Graphene as the raw materials to produce their products and applications.

Once we begin producing Graphene for commercial use and licensing, we will need to look for manufacturers that will use Graphene to make their products or want to produce Graphene for resell. At the current time, there are not many products using Graphene as the raw material. Thus, there is no guarantee that using Graphene as much as their substitutes will be common in the future and as such, we face uncertainties as to the successful commercialization of our product.

Changes in the market price of Graphene, which in the past has fluctuated widely, will affect the profitability of our operations and financial condition.

Commodity prices have been volatile in the past and may continue to be volatile in the future. Future prices may depend on the actions of dominant producers of global supply. If producers restrict supply, prices may increase or, if such producers decide to release stockpiles accumulated during a period, or due to government regulations, prices may fall. Our business depends on the price of our product to become profitable. We may not be able to weather any volatile price fluctuations, which may affect the profitability of our operations and financial condition.

Commodity manufacturing and sales may be subject to significant governmental regulations, which affect our operations and costs of conducting our business.

Our patented production method requires the use of various commodities and minerals. Mineral extraction and processing are governed by laws and regulations governing mineral concessions, acquisitions, development, and processing. There are also laws regulating exports and taxes on such exports, as well as occupational health and safety standards by which we must abide. These will increase our cost of operation and may delay production. Existing and possible future laws, regulations and permits governing operations and activities of exploration and processing companies, or more stringent implementation, could have a material adverse impact on our business and cause increases in capital expenditures or require abandonment or delays in production.

Our facilities and operations may be subject to a wide variety of federal, state, local and foreign environmental laws and regulations which affect our operations and cost of conducting our business.

Our facilities and operations may be subject to a wide variety of federal, state, local and foreign environmental laws and regulations. These laws and regulations relate to air emissions, water discharges and solid and hazardous waste generation, treatment, storage, handling, transportation and disposal; the presence of wastes and other substances; the reporting of, responses to and liability for, releases of hazardous substances into the environment; and the import, production, packaging, labeling and transportation of products that are defined as hazardous or toxic or otherwise believed to have potential to harm the environment or human health. These laws and regulations (and the enforcement thereof) are periodically updated and are becoming increasingly stringent. Our Lessor, ARC, has incurred substantial costs in the past and will continue to incur additional costs in the future, to comply with these legal requirements. We expect to incur costs in an estimated amount of approximately $50,000 to comply with these legal requirements as well.

We are dependent on certain key personnel and the loss of these key personnel could have a material adverse effect on our business, financial condition, and results of operations.

Our success, to a certain extent, could be attributable to the management, sales and marketing, and operational expertise of key personnel, that we currently have and may hire and will perform key functions in the operation of our business. The loss of one or more of these key employees could have a material adverse effect upon our business, that could result in our financial condition, and the results of operations to be adversely impacted.

We face increasing competition from other established companies, small enterprises, and other organizations that have far greater resources and brand awareness than we have.

A significant number of established businesses, including major commodity manufacturing companies and their affiliates, and other organizations have entered or are planning to enter the Graphene manufacturing and marketing business. Many of these current and potential competitors have substantially greater financial, marketing, research and other resources than we have.

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Our management has limited experience operating a public company and is subject to the risks commonly encountered by early-stage companies.

Although our management has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these, and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We plan to become a public company in connection with this offering and expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $150,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company that we hope to become soon after this offering. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

We may not pay dividends in the future; any return on investment may be limited to the value of our Common Stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of cash dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay cash dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

The ongoing COVID-19 pandemic could adversely impact our business, including our potential production facilities.

In December 2019, a novel strain of coronavirus, SARS-CoV-2, was reported to have surfaced in Wuhan, China and to cause a severe respiratory illness now known as COVID-19. Since then, COVID-19 has spread to multiple countries. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, and the U.S. government-imposed travel restrictions on travel between the United States, Europe, Canada and other countries. Further, the President of the United States declared the COVID-19 pandemic a national emergency, invoking powers under the Stafford Act, the legislation that directs federal emergency disaster response. We may experience disruptions due to the COVID-19 pandemic that could severely impact our business and potential production facilities.

The global COVID-19 pandemic continues to rapidly evolve. The extent to which COVID-19 may impact our business will depend on future developments that are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived from utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those discussed under “Risk Factors,” which could cause our actual results to differ from those projected in any forward-looking statements we make.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in “Risk Factors.” Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the Selling Shareholders.

The principal purposes of this offering are to create a public market for our common stock and facilitate our future access to the capital markets.

ORGANIZATIONAL STRUCTURE

Novusterra Inc. was incorporated on September 21, 2020, in the State of Florida. Our fiscal year-end date is December 31.

DIVIDEND POLICY

We have never paid cash dividends on our Common Stock. Payment of dividends will be within the sole discretion of our board of directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition, under Florida law, we may declare and pay dividends on our Common Stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

Business

The Company, sometimes referred to herein as "we," "us,” “our," and the "Company" and/or "Novusterra Inc.” was incorporated on September 21, 2020, in the State of Florida. Our fiscal year-end date is December 31. Our address is 12175 Visionary Way, Suite 420, Fishers, IN 46038, our telephone number to (317) 537-0270 and our website is www.novusterrainc.com. However, you should not consider any information on, or that can be accessed through our website a part of this Registration Statement.

Novusterra Inc. will specialize in the development and production of carbon nanostructures, carbon nanotubes and graphene (collectively defined herein as “Graphene”). In addition, Novusterra Inc. will license our acquired patented technology and production techniques to other companies in order to produce Graphene. Currently, the Company is developing application specific graphene products from carbon-based waste streams. Our patented technologies were designed to make use of an abundant and low-cost feedstock of carbon-based waste in an environmentally friendly process. We are targeting developing graphene products that will be used in water filtration, electronic devices, energy storage, agriculture fertilizer recycling and sustainable infrastructure such as concrete and asphalt. The superior characteristics of Graphene include a very light weight and thin material at one carbon atom thick. Graphene is also extremely strong, an excellent conductor of heat and electricity and has unique light absorption abilities. Due to these key characteristics, we are focusing on developing Graphene that can be used in the manufacturing of application specific products such as water filters, electronic devices, electronic chips, sensors, batteries, capacitors, supercapacitors, drug delivery systems, solar cells and composite additives and coatings in infrastructure such as concrete and asphalt. To date, we have not commenced any production of any such Graphene products. The Company is still in the bench and pilot scale phases of developing Graphene using our patented technology.

The Company began researching the ability to produce Graphene due to the relationship the Company’s management team had with American Resources Corporation (NASDAQ: AREC) (“ARC”) as a result of prior business activities. ARC through its wholly owned subsidiary, Advanced Carbon Material LLC (“ACM”), signed an exclusive license agreement with Ohio University (the “License Agreement”) to manufacture Graphene using carbon and carbon byproducts as a raw material using the patented technology owned by Ohio University. The suite of patents was originally developed by Dr. Gerardine Botte, the current Whitacre Department Chair in Chemical Engineering at Texas Tech University and an independent board member of ARC and Chief Technical Officer of ACM. Dr. Botte developed and patented these technologies when she served as Ohio University's Distinguished Professor and Russ Professor of Chemical and Biomolecular Engineering.

On March 31, 2021, we entered into a Graphene Development Agreement with ARC that provided us with a nonexclusive sublicense from ARC (the “Sublicense”). The nonexclusive sublicense is for certain patents ARC currently has licensed from Ohio University pursuant to the License Agreement relating to the manufacture of Graphene using carbon and carbon byproducts as a raw material. Pursuant to such agreement, we agreed to raise funds via an initial public offering in order to develop and build a manufacturing facility to produce and market Graphene commercially. To date, the Company has not raised funds through an initial public offering or developed and built a manufacturing facility. Additionally, pursuant to such agreement, the Company is bound by Diligence Milestones which include developing a final design for a pilot facility to exploit the Licensed Product; completion of construction of the pilot facility; developing a final design for a commercial facility to exploit the Licensed Product; identifying feedstock material sources for the Licensed Product; completing construction of the commercial facility; obtaining the first commercial sale of product exploiting the Licensed Product; and obtaining net sales of a minimum of $1,000,000.00. The deadlines for these various Diligence Milestones run from January 1, 2022, through January 1, 2026. Currently the following milestones are in default: Develop a final design for a pilot facility exploiting the Licensed Product (Date to be Completed/Achieved: January 1, 2022); Complete construction of the pilot facility exploiting the Licensed Product (Date to be Completed/Achieved: January 1, 2023); Develop a final design for a commercial facility exploiting the Licensed Product (Date to be Completed/Achieved: January 2, 2023); Complete construction of the commercial the commercial facility exploiting the Licensed Product (Date to be Completed/Achieved: January 1, 2024).Additionally pursuant to such agreement we agreed to Diligence Milestones which include obtaining the first commercial sale of product exploiting the Licensed Product by January 1, 2025 and obtaining net sales of a minimum of $1,000,000.00 by January 1, 2026.

The agreement also provided that the Company and ARC are each entitled to receive fifty percent (50%) of the operating profits from our Graphene manufacturing and marketing business activity. As part of the above two agreements, Andrew Weeraratne was replaced by Mark Jensen, the Chief Executive Officer (CEO) and the Chairman of the Board of ARC, as the Chairman of the Company’s Board of Directors.

On March 24, 2022, ARC signed an exclusive sublicense with Kenai Defense Company, LLC (“Kenai”) for the Department of Defense, defense and space industries, within the United States (“DOD”) and within any respective defense and space industries of any allied country to the United States. As consideration for the sublicense with Kenai, ARC or its assignees will receive a two percent (2%) royalty on all sales of licensed products by Kenai, or any affiliate or licensee of Kenai. In addition, Kenai shall pay ARC or its assignees an annual payment equal to twenty percent (20%) of the profits of licensed products by Kenai, or any affiliate or licensee of Kenai, for the preceding fiscal year.

On August 30, 2022, we entered into a purchase agreement for the exclusive rights of the patents which ARC currently has licensed from Ohio University pursuant to the License Agreement relating to the manufacture of Graphene using carbon and carbon byproducts other than the license to Kenai Defense Company, LLC (referred to herein as, “Exclusive Rights”). For the Exclusive Rights, the Company paid ARC 4,000,000 common shares of the Company with an estimated valuation of $1,784,000 in stock of Novusterra Inc., or a value of $.446 per share. The valuation of the stock is based on a 409a valuation completed by an independent third party. As part of the acquisition of the Exclusive Rights to the patents, Andrew Weeraratne resigned as director and CEO of the Company and Gregory Jensen joined the company as CEO and Director. Mark Jensen resigned as Chairman of the Board of Directors and Mark LaVerghetta joined the company as Chairman of the Board of Directors. Pursuant to the acquisition, Novusterra is no longer obligated to pay ARC fifty percent (50%) of the operating profits from our Graphene manufacturing and marketing business to ARC. In addition, ARC has assigned the exclusive sublicense agreement rights for the defense and space industries with Kenai to Novusterra.

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In order to further develop our sublicensed graphene technology, we have signed a lease agreement with ARC to lease land and building structures that ARC owns in Kentucky. The lease is intended to be used to develop, test and build a Graphene manufacturing facility, with such lease payments to be accrued until we have received the proceeds from outside funding mechanisms. Once we have received additional proceeds, we plan to expand our team to help us design, purchase and install the necessary equipment needed to begin the process of manufacturing Graphene from carbon and carbon byproducts.

Graphene has been unknowingly produced in small quantities for centuries, through the use of pencils and other similar applications of graphite. However, only in recent years have the valuable qualities of Graphene been discovered. In 1947, Canadian physicist Philip Wallace wrote a pioneering paper about the electronic behavior of graphite that sparked considerable interest in the field. Further, in 1960, Nobel Prize winning chemist Linus Pauling speculated about how flat, single layers of Carbon atoms would behave. In 1962, such materials were named "Graphene" by German chemist Hanns-Peter Boehm, who had spotted them under his electron microscope the year before.

We have listed detailed uses of Graphene along with our marketing and commercialization strategy elsewhere in this registration statement. However, to briefly outline, Graphene can be used for a wide variety of applications such as water filtration, electronic devices, energy storage, agriculture fertilizer recycling and sustainable infrastructure such as concrete and asphalt.

Plan of Operation

We are leasing for $5,151 per month land and the right to use various buildings in proximity to carbon feedstock. The lease is intended to be used to develop, test and build a Graphene manufacturing facility, with such lease payments to be accrued until we have raised a minimum of $5 million in equity or debt proceeds from outside funding mechanisms. If we receive these funds, we plan to expand our team to help us design, purchase and install the necessary equipment needed to begin the process of manufacturing Graphene from carbon and carbon byproducts. To date, the minimum funding has not been received and therefore the Company has not built a manufacturing facility at this location.

Based on our plans and analysis, once the appropriate funding is received, it will take 12 months for us to design and commence construction on a facility to manufacture Graphene for commercial use and to begin producing Graphene from Carbon using the patented technology that we sublicense from ARC. We estimate that it will take an additional 12 months to sell Graphene commercially or license our advanced patented technology.

In accordance with ASC 842, Leases, the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease ROU assets and operating lease liabilities, current and noncurrent, on the balance sheets. Lease liabilities are calculated using the effective interest method, regardless of classification, while the amortization of ROU assets varies depending upon classification. Operating lease classification results in a straight-line expense recognition pattern over the lease term and recognizes lease expense as a single expense component, which results in amortization of the ROU asset that equals the difference between lease expense and interest expense. Lease expense for operating leases is included in cost of sales or selling and administrative expense, based on the use of the leased asset, on the statements of operations. Variable payments such as property taxes, insurance and common area maintenance related to triple net leases, as well as certain equipment sales taxes, licenses, fees and repairs, are expensed as incurred, and leases with an initial term of 12 months or less are excluded from minimum lease payments and are not recorded on the balance sheet. The Company recognizes operating lease costs on a straight-line basis over the lease term for short term leases.

ROU assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the reasonably certain lease term. The operating lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Operating lease expense for lease payments is recognized on a straight-line basis over the lease term.

Results of Operations

We review a number of financial and operating metrics to evaluate our business, measure performance, identify trends affecting our business, formulate business plans and make strategic decisions. Governmental and other economic factors affecting our operations may vary.

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Results of operations for the year ended December 31, 2023 and 2022

The results of operations for the years ended December 31, 2023 and 2022 were as follows:

	Year Ended December 31, 2023	Year Ended December 31, 2022

Revenue:
Consulting services revenue	$27,000	$-
Total revenue	27,000	-

Cost of Sales:
Consulting fees expense	15,000	-
Total cost of sales	15,000	-

Gross Profit	12,000	-

Operating expense:
General and administrative	675,432	339,186
Total operating expense	675,432	339,186

Loss from operations	(663,432)	(339,186)

Other expense:
Interest expense	(76,580)	(14,051)
Total other expense	(76,580)	(14,051)

Loss before provision for income taxes	(740,012)	(353,237)
Provision for income tax	-	-

Net loss	$(740,012)	$(353,237)

Revenues

Revenues for the year ended December 31, 2023, were $27,000. For the year ended December 31, 2022, there was no revenue. The increase in revenue was due to consulting revenue earned from Kenai Defense. Currently, the Company is a subcontractor on two DOD contracts, in which Kenai Defense is the main contractor on the DOD contracts.

Cost and Expenses

Consulting fees expense. The increase in consulting fees expense for 2023 is due to consulting services received from Dr. Gerardine Botte, CTO for the Company. Dr. Gerardine Botte developed the patented technology which the Company has the sublicense rights to and which is being utilized in our subcontractor relationship with Kenai Defense.

General and administrative. The increase in general and administrative expenses for the year ended December 31, 2023 is primarily due to higher accounting and audit costs, higher compensation cost and higher stock-based compensation. In addition, the higher expense can be attributed to a full year of amortization expense during 2023 for the sublicenses acquired in August 2022.

Interest expense. The increase in interest expense for the year ended December 31, 2023 is due to a full year of accrued interest and debt discount being expensed for the convertible debt agreements in place for the Company.

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Results of operations for the three months ended March 31, 2024 and 2023

Results of operations for the three months ended March 31, 2024 and 2023 were as follows:

	Three months ended March 31, 2024	Three months ended March 31, 2023

Revenue:
Consulting services revenue	$24,185	$-
Total revenue	24,185	-

Cost of Sales:
Consulting fees expense	21,750	-
Total cost of sales	21,750	-

Gross Profit	2,435	-

Operating expense:
General and administrative	149,409	143,899
Total operating expense	149,409	143,899

Loss from operations	(146,974)	(143,899)

Other expense:
Interest expense	(18,904)	(20,940)
Total other expense	(18,904)	(20,940)

Loss before provision for income taxes	(165,878)	(164,839)
Provision for income tax	-	-

Net loss	$(165,878)	$(164,839)

Revenues

Revenues for the three months ended March 31, 2024, were $24,185. For the three months ended March 31, 2023, there was no revenue. The increase in revenue was due to consulting revenue earned from Kenai Defense. Currently, the Company is a subcontractor on two DOD contracts, in which Kenai Defense is the main contractor on the DOD contracts.

Cost and Expenses

Consulting fees expense. Consulting fees expense for the three months ended March 31, 2024, increased $21,750 compared to the same period in 2023. The increase was due to consulting services received from Texas Tech University and Dr. Gerardine Botte, CTO for the Company. Texas Tech University is providing consulting services to the Company to further progress and develop our patented technology for creating graphene and other carbon nanomaterials. Dr. Gerardine Botte developed the patented technology which the Company has the sublicense rights to and which is being utilized in our subcontractor relationship with Kenai Defense.

General and administrative. The increase in general and administrative expenses for the three months ended March 31, 2024 compared to the same period in 2023 is primarily due to higher accounting and audit costs and higher compensation cost.

Interest expense. Interest expense relates to due to the accrued interest and debt discount being expensed for the convertible debt agreements in place for the Company. The activity for the three months ended March 31, 2024 is consistent with the same period for 2023 and is consistent with the amortization schedules in place for these debt arrangements.

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Liquidity and Capital Resources

Our primary sources of liquidity are derived from existing cash balances, proceeds from future consulting revenue and certain financing arrangements. Our primary capital resource requirements stem from the consulting fees, general and administrative and debt service obligations.

Since what we currently have is an Exclusive Rights to make Graphene using carbon and carbon byproducts, using patented technology licensed by ARC, it is difficult to accurately estimate the cost to build the Graphene production factory, since that will require us to hire industry engineers who will assist us in building the Graphene factory and locating and installing the necessary equipment. Once we have received additional funds from additional debt financing, we will use the proceeds to hire such experts.

After we have the proceeds from the additional debt financing, we estimate our administration fee to be approximately $65,000 per month or $780,000 annually. This estimate is based on approximately $500,000 for general and administrative salaries and $280,000 for other general and administrative cost such as insurance, accounting cost for the annual audit, quarterly reporting and other reporting requirements, tax preparation and legal fees.

As of March 31, 2024, we have $38,766 in cash and cash equivalents. We do not anticipate receiving any revenue from Graphene production sales for at least 24 months but do anticipate receiving consulting or licensing revenues. For consulting, currently we are the subcontractor on two DOD contracts, in which Kenai is the main contractor on the DOD contracts. These contracts each span over approximately two-year periods.

The first contract for the DOD was signed August 23, 2022, and involves working with Kenai and the United States (US) Air Force to further develop and commercialize one of our patented technologies to produce Graphene products to reinforce concrete and asphalt in US Government air strips. This contract will generate minimal consulting revenue of $27,000 to the Company but will provide approximately $6.5 million of DOD funds to help further develop our patented technology. This contract was initially signed by American Resources Corporation prior to the Company acquiring the Exclusive Rights to the patented technology obtained on August 30, 2022. As part of the patented technology purchase on August 30, 2022, there was an Amendment to the original purchase agreement to clarify the DOD contract. The amendment clarified that this DOD contract was transferred from American Resources Corporation to the Company. Per the amendment, American Resources Corporation will receive 10% of all revenue from this contract and the Company will receive 90% of all revenue. See the exhibits for the First Amendment to the Agreement dated August 30th, 2022, between Novusterra Inc. and American Resources Corporation. This contract will terminate on September 30, 2024. The contract can be terminated by either party for the following reasons: (i) a material breach if not cured within five (5) days of receipt of written notice ; (ii) by either party at any time and without prior notice, if the other party is convicted of any crime or offense, fails or refuse to comply with the written policies or reasonable directives of Kenai or its affiliate institutions, or is guilty of serious misconduct in connection with performance under this agreement; or (iii) by either party at any time with thirty (30) days written notice to the other party. Under the agreement, the Company will perform the following services as outlined in the contract: (i) Advise the Kenai research team on technical matters related to nanomaterial production from coal feedstock; (ii) Support Kenai in the finalization of bench scale production modeling and workflow visualization; (iii) Assist in establishing the bench-scale carbon nanomaterial production apparatus including equipment identification and equipment integration; (iv) Assist with carbon nanomaterial optimization for material characteristics enhancements; (v) Collaborate with the Kenai research tea on the design and finalization for the carbon nanomaterial production method to increase the scale of production; and (vi) Support with Kenai – Air Force research project as a technical advisor. For additional details on the first DOD contract, see the exhibits for the original Consulting Services Agreement between Kenai Defense Company and American Resources Corporation dated August 23, 2022.

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The second contract for the DOD was signed February 8, 2024 and involves working with Kenai and the United States (US) Army to perform consulting services as relating to the production, optimization and scaling of coal-derived nanomaterials. This contract will generate approximately $1 million in consulting revenue to the Company along with another approximately $6 million of DOD funds to help further develop our technology. This contract will terminate on September 24, 2025. During the term of the contract, it can be terminated by either party for the following reasons:.(i) If the Subcontractor materially fails to comply with this Subcontract or is in breach of any provision of this Subcontract, Kenai Defense may terminate this Subcontract upon fifteen (15) days written notice to the Subcontractor ; (ii) If the Customer (DOD) terminates the Prime Contract with Kenai Defense, Kenai Defense will terminate this Subcontract upon written notice to the Subcontractor. Such termination will be effective immediately and Kenai Defense will only compensate the Subcontractor for actual costs incurred to that date ; (iii) Either Party may terminate this agreement with or without cause upon ninety (90) days written notice to the other Party. Under the contract, the Company will perform the various consulting services as outlined in the subcontractor statement of work in the contract. For additional details on the contract and the statement of work outlined, see the Consulting Agreement - Kenai Defense and Novusterra Sub - Final Executed - 2-8-24 contract in the exhibits.

On December 31, 2023, the Company signed a research agreement with Texas Tech University (“TTU”), a public institution of higher education of the State of Texas. The research agreement period covers the period of January 1, 2024 through December 31, 2025. Over the term of the agreement, the Company will pay TTU an amount not to exceed $588,000. The Company will make payments according to the deliverable schedule included in Attachment A of the research agreement. See the exhibits for the Research Agreement with Texas Tech. As part of the research agreement, TTU will assist and provide consulting, technical knowledge and various deliverables to Novusterra and Kenai as part of the second contract with the DOD discussed above. Consistent with the second contract with the DOD discussed above, the primary objective of this research agreement with TTU is to demonstrate and scale the production of carbon nanomaterials from coal. The agreement may be extended for additional periods as desired under mutually agreeable terms and conditions that the parties reduce to writing and signing. Either party may terminate this agreement upon ninety (90) days prior written notice to each other. If either party commits any breach of or default in any of the terms or conditions of this agreement and fails to remedy such default or breach within ninety (90) days, the party giving notice may terminate this agreement by sending notice of termination in writing to the other party. The termination would be effective as of the date of the receipt of notice.

Currently, we have no written or oral communication from stockholders, directors or any officers to provide us any forms of cash advances, loans or sources of liquidity to meet our working capital needs or long-term or short-term financial needs.

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Cash Flows

Results of cash flows for the year ended December 31, 2023 and 2022 and the Three Months Ended March 31, 2024 and 2023:

	Year Ended		Three Months Ended
	December 31,		March 31,
	2023	2022	2024	2023

Statement of cash flow data:
Net cash provided by (used in) operating activities	$(167,302)	$(210,517)	$19,962	$(82,287)
Net cash provided by financing activities	-	200,000	-	-
Net change in cash and cash equivalents	$(167,302)	$(10,517)	$19,962	$(82,287)

Year Ended December 31, 2023 and 2022

For the years ended December 31, 2023 and 2022, the Company used net cash of $167,302 and $210,517, respectively, for operating activities. Our net cash used for the year ended December 31, 2023 was primarily attributed to a net loss of $740,012, offset by amortization of a right of use asset of $42,948, stock-based compensation of $19,800, amortization of intangible assets of $142,188, accretion of convertible debt discount of $33,303 and a change in working capital of $334,473. Our net cash used for the year ended December 31, 2022, was primarily attributed to a net loss of $353,237, offset by amortization of a right of use asset of $41,017, stock-based compensation of $5,417, amortization of intangible assets of $65,866, accretion of convertible debt discount of $8,029 and a change in working capital of $22,391.

For the years ended December 31, 2023 and 2022, there was no cash used in or provided by investing activities.

For the year ended December 31, 2023, there was no cash used in or provided by financing activities. For the year ended December 31, 2022, the Company had net cash provided by financing activities of $200,000 which consisted of the Company entering into a $250,000 convertible debt financing arrangement which provided a net of discount, $200,000 cash to the Company. There were no principal or interest payments made on this convertible debt during 2022 or 2023. All interest on the debt has been accrued.

Three Months Ended March 31, 2024 and 2023

For the three months period ended March 31, 2024, the Company generated net cash of $19,962. Our net cash generated for the three months period ended was primarily attributed to a net loss of $165,878, offset by amortization of a right of use asset of $11,056, amortization of intangible assets of $35,547, accretion of convertible debt discount of $8,303 and a change in working capital of $130,934. Our net cash used for the three months period ending March 31, 2023, was primarily attributed to a net loss of $164,839, offset by amortization of a right of use asset of $10,551, amortization of intangible assets of$ 35,547, accretion of convertible debt discount of $8,212 and a change in working capital of $28,242.

For the three months period ending March 31, 2024 and 2023, there was no cash used in or provided by investing activities or financing activities.

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Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Critical Accounting Policies

The preparation of financial statements requires management to utilize estimates and make judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. These estimates are based on historical experience and on various other assumptions that management believes to be reasonable under the circumstances. The estimates are evaluated by management on an ongoing basis, and the results of these evaluations form a basis for making decisions about the carrying value of assets and liabilities that are not readily apparent from other sources. Although actual results may differ from these estimates under different assumptions or conditions, management believes that the estimates used in the preparation of our financial statements are reasonable. The critical accounting policies affecting our financial reporting are summarized in Note 2 to the financial statements included elsewhere in this prospectus.

Recent Accounting Pronouncements

We have determined that all other issued, but not yet effective accounting pronouncements are inapplicable or insignificant to us and once adopted are not expected to have a material impact on our financial position.

Intellectual Property

We believe that our intellectual property, consisting primarily of patents and proprietary know-how, for which we have acquired the Exclusive Rights, provides us with competitive advantages and is important to our growth opportunities. We have acquired this Exclusive Rights to manufacture Graphene using carbon as raw material from ARC, which holds the License Agreement to such technology through one of its wholly owned subsidiaries, ACM. The patented technology is owned by Ohio University. The suite of patents was originally developed by Dr. Gerardine Botte, the current Whitacre Department Chair in Chemical Engineering at Texas Tech University, an independent board member of American Resources Corporation and Chief Technical Officer of Novusterra Inc. Dr. Botte developed and patented these technologies when she served as Ohio University's Distinguished Professor and Russ Professor of Chemical and Biomolecular Engineering.

Pursuant to ARC’s License Agreement with Ohio University, ARC has the exclusive domestic rights, and the exclusive option on international rights, for the following patents:

•	Methods for the Synthesis of Graphene from Coal, Carbon Chars, and Carbon Solid Sources; and

•	Roll-to-Roll Transfer of Graphene and Substrate Recovery.

The acquired Sublicense gives us the Exclusive Rights to commercially produce Graphene using Carbon and coal byproducts using this patented technology. This patent is to produce Graphene from the byproducts formed during electrolysis of coal. These byproducts may be electrolyzed coal particles, gelatinous film formed on the electrolyzed coal particles, or the electrolyzed coal particles together with the gelatinous film. The electrolyzed coal byproduct is deposited as a thin layer onto a surface, or carrier substrate, which is heated to a temperature effective to form graphite while a reductant gas, such as hydrogen, flows over the heated coal product. The reductant gas flow carries the carbon particles and deposits them onto a surface, forming a layer of Graphene thereon. The premise of this invention is that Graphene can be made inexpensively using coal byproduct. More particularly that char, which is the byproduct of electrolysis of an aqueous coal slurry, can be used to form Graphene.

We rely on patent, trademark, copyright and trade secret laws, as well as appropriate agreements to protect our intellectual property. Among other things, we seek to protect our proprietary know-how and information, by requiring employees, consultants, strategic partners and others who have access to such proprietary information and know-how to enter into confidentiality or restricted use agreements.

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Regulatory

Environmental

Our facilities and operations may be subject to a wide variety of federal, state, local and foreign environmental laws and regulations. These laws and regulations relate to air emissions, water discharges and solid and hazardous waste generation, treatment, storage, handling, transportation and disposal; the presence of wastes and other substances; the reporting of, responses to and liability for, releases of hazardous substances into the environment; and the import, production, packaging, labeling and transportation of products that are defined as hazardous or toxic or otherwise believed to have potential to harm the environment or human health. These laws and regulations (and the enforcement thereof) are periodically updated and are becoming increasingly stringent. Our Lessor, ARC, has incurred substantial costs in the past and will continue to incur additional costs in the future, to comply with these legal requirements. To our knowledge, ARC is in compliance with all federal and state statutes and regulations at the site that has been leased to us to build our Graphene manufacturing factory and further our patented technology acquired.

We believe that we are able to comply in all material respects with the federal, state, local and foreign environmental laws and regulations to which we are subject. Our Lessor, ARC, has experienced some level of regulatory scrutiny and, in some cases, has been required to take or are continuing to take corrective or remedial actions and incur related costs, and may experience further regulatory scrutiny, and may be required to take further corrective or remedial actions and incur additional costs, in the future. Although it has not been the case in the past, these costs could have a material adverse effect on us in the future.

International accords, foreign laws and regulations, and U.S. federal, state and local laws and regulations have been enacted to address concerns about the effects that CO2 emissions and other identified Green House Gases ("GHGs") may have on the environment and climate worldwide. These effects are widely referred to as climate change. The international community has taken actions to address climate change issues on a global basis. In particular, in December 2015, the 21st Conference of Parties for the UNFCC concluded with more than 190 countries adopting the Paris Agreement, which then came into force and was legally binding on the parties in November 2016. The Paris Agreement sets a goal of limiting the increase in global average temperature and consists of two elements: a legally binding commitment by each participating country to set an emissions reduction target, referred to as “nationally determined contributions” (“NDCs”), with a review of the NDCs that could lead to updates and enhancements every five years beginning in 2023, and a transparency commitment requiring participating countries to disclose in full their progress.

In the EU, the ETS, which was initially enacted under the provisions of the 1997 Kyoto Protocol, requires certain listed energy-intensive industries to participate in an international “cap and trade” system of GHG emission allowances. A third phase of the EU ETS under Directive 2009/29/EC, covers the period from 2013 to 2020 and instituted a number of program changes. EU Member States brought into force the necessary laws, regulations and administrative provisions to comply with this EU Directive. Carbon and graphite manufacturing is still not a covered industry sector in the revised Annex 1 of directive 2009/29/EC. On November 9, 2017, to implement the EU’s NDC under the Paris Agreement and other GHG commitments, the European Parliament and Council announced a provisional agreement to revise and make more stringent the ETS during the Phase 4 period of 2021 to 2030. Among other changes, the Phase 4 provisions would further accelerate reduction in the current oversupply of allowances in the ETS market and establish further protections against the risks of carbon leakage. After extensive negotiations, the European Parliament and the Council formally supported the revision in February 2018. The revised EU ETS Directive (Directive (EU) 2018/410) entered into force on April 8, 2018. The EU’s current target for 2030 is to achieve a GHG reduction of at least 40% compared to 1990 levels. In addition, in December 2019, the European Commission presented the Communication on The European Green Deal announcing several upcoming legislative proposals for the EU 2050 climate neutrality objective and for increasing the EU 2030 GHG emissions reduction target to at least 50% and towards 55% compared to 1990 levels.

Environmental

We believe federal and state environmental regulations have not had a material effect on operations, but more stringent and varied requirements of local government bodies with respect to zoning land use and environmental factors may in the future.

Legal Proceedings

In the future, the Company may be subject to various legal proceedings from time to time as part of its business. We are currently not involved in litigation that we believe will have a materially adverse effect on our financial condition or results of operations. As of December 31, 2023, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self- regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision is expected to have a material adverse effect.

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MANAGEMENT

The following table sets forth information for our executive officers, key employees and directors as of December 31, 2023.

Name	Age	Position
Executive Officers
Gregory Jensen	45	Chief Executive Officer and Director
Joshua Brumbaugh	45	Chief Financial Officer
Gerardine Botte	52	Chief Technical Officer

Non-Employee, Independent Directors
Mark LaVerghetta	50	Chairman of the Board of Directors and Independent Director
Eugene Nichols	77	Independent Director
Goran Antic	49	Independent Director

Executive Officers

Gregory Jensen, Ph.D, JD, age 45, Chief Executive Officer and Board

Gregory Jensen joined the Company on January 1, 2023, as the Chief Executive Officer and Director. He has served in a variety of professional legal roles since 2005 when he became an Indiana-licensed attorney. His professional career began in August of 2004 when he was commissioned as a 2nd Lieutenant in the United States Marine Corps. Following his initial training at the Marine Corps Base Quantico, Virginia, and the Naval Station Newport, Rhode Island (where he earned the designation as a Judge Advocate) he served aboard the Marine Corps Recruit Depot San Diego where he filled the duties of Legal Assistance Officer and Criminal Defense Attorney. Following his active duty assignment Greg transitioned into the United States Marine Corps Reserves in 2009 where he has continuously served in a variety of criminal justice, recruiting, and supervisory duties. In 2009 Mr. Jensen transitioned into private practice having served as a legal consul with T Squared Investments and T Squared Partner from 2009 to 2013. Mr. Jensen transitioned into the position of General Counsel for American Carbon Corporation (formerly known as Quest Energy Inc) in 2013 and then as General Counsel of American Resources Corporation in 2017 until present. In his capacity as General Counsel to American Resources Corporation Mr. Jensen advises the company on legal topics including capital fundraising, civil and administrative legal affairs, and corporate compliance. He holds a Bachelor of Science degree in Finance from the Indiana University Kelley School of Business, a Doctor of Jurisprudence (JD) from the Indiana University Maurer School of Law, a Master of Law (LLM) in International and Comparative Law from the Indiana University McKinney School of Law and a Doctor of Philosophy (PhD) in Human Performance from the Indiana University School of Public Health.

Joshua Brumbaugh, CPA, age 45, Chief Financial Officer

Joshua Brumbaugh joined the Company on January 1, 2023, as the Chief Financial Officer. He is a Certified Public Accountant (CPA) with 20 years of experience in public or corporate accounting. In addition, he holds a Series 65 securities license. Over the last five years, he has maintained various employment opportunities. From June 2007 to current, he has worked for the City of Noblesville Fire Department (“City”) which is located in Noblesville, IN. He is currently an Executive Officer with the City but over the last five years while working there, he has also maintained other management positions as a Company Officer within the organization. From December 2008 to current, he has owned and operated JD Brumbaugh Business Services, LLC. At JD Brumbaugh Business Services, LLC, he uses his CPA license and previous experience to offer various public accounting services such as tax preparation, accounting, financial statement preparation, and other consulting services to various individuals and businesses. From January 2015 to current, he has also worked for Shoreline Wealth Advisors ("Shoreline") as an Investment Adviser. At Shoreline, he identifies and reviews investment portfolios for clients and provides them with tax-informed wealth management services to his individual and business clients. His prior experiences also include over ten years as a manager at Katz Sapper & Miller (October 2005 to May 2016), as well as significant accounting experience at Thompson Consumer Electronics (March 2005 to October 2005), KPMG (September 2002 to March 2005) and Ernst & Young (November 2001 to August 2002). He holds a bachelor’s degree in accounting, a bachelor’s degree in finance, and a Master of Professional Accountancy from the Indiana University Kelley School of Business. He has held his CPA designation since 2004 and his Series 65 securities license since 2014.

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Gerardine Botte, Ph.D., age 52, Chief Technical Officer

Dr. Botte joined the Company as the Chief Technology Officer in January of 2023. In addition to her service with Novusterra Inc., Dr. Botte has served as an independent member of the Board of Directors of American Resources Corporation since November 2020. Dr. Botte has over 26 years of experience in the development of electrochemical processes and advanced water treatment. She has served in leadership roles for the Electrochemical Society and is currently the President of the electrochemical Society (2023-2024). Dr. Botte also serves as the Editor in Chief of the Journal of Applied Electrochemistry. In 2014, she was named a Fellow of the Electrochemical Society for her contributions and innovation in electrochemical processes and engineering. She became a Chapter Fellow of the National Academy of Inventors in 2012. In 2010, she was named a Fellow of the World Technology Network for her contributions to the development of sustainable and environmental technologies. Prior to Texas Tech, Dr. Botte was University Distinguished Professor and Russ Professor of Chemical and Biomolecular Engineering at Ohio University, the founder and Director of Ohio University’s Center for Electrochemical Engineering Research, and the founder and Director of the Consortium for Electrochemical Processes and Technology – an Industry University Cooperative Research Center. Her entrepreneurial spirit has led to the commercialization of various technologies and has founded and co-founded various companies to help achieve this goal. The Board nominated Dr. Botte to serve as a director because of her thought leadership in the technical innovations of carbon and rare earth elements. She has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Non-Employee Directors

Mark LaVerghetta, age 50, member of the Board of Directors, Chairman

Mark LaVerghetta has served as the Chairman on the Board of Director of our Company since August 2022. After spending 20 years in capital markets, Mark has been dedicated to delivering shareholder and stakeholder value. In addition to his services with Novusterra Inc., Mr. LaVerghetta serves as Vice President of Corporate Finance and Communications of American Resources Corporation (Nasdaq: AREC) where he is a management team member focused on organic and acquisition growth opportunities and capital markets activity. Mr. LaVerghetta and is also a Co-Founder and Director of ReElement Technologies Corporation, a leading provider of high-performance refining capacity of rare earth and critical battery elements to support energy transition and national security needs. Mr. LaVerghetta also serves as Co-Founder and Chief Governance Officer of Land Betterment Corporation, an environmental solutions company fostering positive impact through upcycling former coal mining and industrial sites to create sustainable community development and job creation. Prior to these endeavors, Mr. LaVerghetta has over 15 years of financial market experience, holding various roles with several Wall Street firms. Mark is a graduate of the University of Virginia with a B.A. in economics while playing varsity lacrosse.

Eugene Nichols, age 77, member of the Board of Directors, Secretary, Treasurer

Eugene Nichols has served in roles as President, Corporate Secretary, and Director since the inception of Novusterra, Inc. He has over 30 years of sales, sales management, and marketing and advertising experience in the healthcare industry. Mr. Nichols spent 27 years with the Diagnostic Division of Abbott Laboratories, a Fortune 100 Company, in various positions including Sales Executive, Sales Trainer, District Manager, and Director of Advertising and Communication. He also spent 4 years as an Account Manager with Beecham Pharmaceuticals. In addition, he provided guidance on the operations of Informa Training Partners, a healthcare sales training company owned by his wife Evelyn Nichols, for over 21 years. Following his retirement from Abbott Laboratories, Mr. Nichols, an entrepreneurial business leader, has been involved in numerous startups. From October 2013 to January 2017, he helped found and served as the President and a member of the Board of Directors for NGFC Equities Inc. (“NGFC”) which reverse merged with American Resources Corporation and currently trades under the symbol “AREC". From February 2017 to May 2018, he started and served as a Director, Secretary, and Treasurer of Capax, Inc., a publicly traded company that reverse merged with Reborn Global Holdings, Inc., an international wholesale and retail coffee business based in California. Mr. Nichols was also a Managing Partner of a startup electrical consulting firm. He is actively involved in his community, The Country Club at Mirasol, serving as the Chairperson and as an advisor on committees that work with the Board of Directors. He holds a Bachelor of Science degree in Business Administration from Auburn University.

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Goran Antic, age 49, Member of the Board of Directors

Goran Antic has been a director of our Company since inception. He began his career with Getinge Sterilization factory (division of Getinge Group), a public company based in Sweden which is one of the largest medical supply companies in the world in 1990 as an assembler and then moved to the testing department of Getinge Group in 1995. He worked in that division till 1999 and then was promoted to be an international service engineer of Getinge Sweden which is another subsidiary of Getinge Group. In 2005, Mr. Antic was transferred to Getinge International branch in Miami, Florida as a service manager for Latin America and Caribbean islands. Mr. Antic began ECI-LATAM Inc. in April of 2014 with an agreement with Getinge International to serve the same client base through his own company, ECI-LATAM Inc., Mr. Antic had his education as an electronic engineer at Kattegat Institution in Halmstad, Sweden.

From April 2019 to August 2020, Mr. Antic was a Director for Acqusalut Inc., that filed a Regulation A offering to raise funds from the public to produce live entertainment shows. Due to COVID-19, the business plan could not be executed. Thus, in August 2020, Acqusalut Inc., merged with a biotech company called XEME Biopharma Inc., and changed the name to XEME Biopharma Holdings Inc. In August 2018 he joined as a Director for Mfusion Corp. that was also set up to do live entertainment shows focusing on raising funds via selling a Digital Coin of Mfusion which is convertible to the shares of Mfusion Corp., that in August of 2020, the management of Mfusion Corp., sold to two entrepreneurs who are in the process of beginning CBD-Coffee business. He was also a Director for Capax Inc. from February 2017 to May 2018 during which time Capax filed a prospectus with the SEC to take Capax Inc. public. In May 2018, Capax Inc. merged with Reborn Global Holdings Inc. in the business of wholesale and retail coffee sales in a reverse merge and changed its name to Reborn Coffee Inc as part of that merger with Reborn Global Holdings Inc., management taking over the management of Reborn Coffee Inc.

Director Qualifications

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that lead our board of directors to conclude that each individual is qualified to serve as a director of our Company.

Mark LaVerghetta – Mr. LaVerghetta has over 15 years of financial market experience, holding various roles with several Wall Street firms. He has a history of successfully and efficiently translating corporate strategy, benchmarks, and financials, while also working as a co-member of the executive teams to evaluate and define corporate strategy and financial direction. Mark has been successful in building shareholder and stakeholder value through assisting in the evaluation and integration of acquired assets into various business models while analyzing the overall financial impact of such opportunities and operations. He has successfully co-founded and built several businesses, both organically and through acquisition, which has led to several public listings.

Gregory Jensen – Mr. Jensen has over 14 years of experience in providing legal counsel and operational expertise to emerging and growth companies. Throughout his career, he has held many leadership roles from developing processes and procedures to improve the operational output of mining operations to assisting in generating legal strategies for a NASDAQ-listed company. Greg’s vast military and leadership experience in the United States Marine Corps has provided him with the ability to work with many individuals with diverse skill sets in a way that can solve complex issues effectively and efficiently. His broad academic experience allows him to keenly evaluate a multitude of issues relating to operational requirements, market conditions, and financial considerations in a way that will best position the company for future success.

Eugene Nichols – Mr. Nichols’s career as an entrepreneur and his involvement in various start-ups were factors considered by the board of directors. Specifically, the board of directors viewed favorably his role as a founder of publicly-traded companies, including NGFC Equities Inc., taking it public and merging with a bigger private company. In addition, the board of directors valued his roles at Abbott Laboratories, Communication Exchange Inc., Visa Exchange Inc., Foxfire Golf Course, Power Management Electrical Consultants in reaching its conclusion.

Goran Antic – Mr. Antic’s long career with one major Swedish public company Getinge group in Sweden that is a leader in international market and his fluency in various languages and cultures were factors considered by the board of directors. Specifically, the board of directors viewed his entrepreneurial skills in setting up ECI Latam Inc., merging with NGFC Equities Inc. in reaching its conclusion.

In addition to each of the individual skills and backgrounds described above, the board of directors also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our Company and on the development and execution of our strategy.

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We expect to expand our board of directors in the future to include additional independent directors. In adding additional members to our board of directors, we will consider each candidate’s independence, skills and expertise based on a variety of factors, including the person’s experience or background in management, finance, regulatory matters and corporate governance. Further, when identifying nominees to serve as a director, we expect that our board of directors will seek to create a board of directors that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

Director Compensation

We have established a director compensation program, pursuant to which directors receive compensation of $3,000 per quarter. Future compensation payable to each individual for their service on our Board will be determined from time to time by our compensation committee and our board of directors based upon the amount of time expended by each of the directors on our behalf. Currently, executive officers of our company who are also members of the board of directors do not receive any compensation specifically for their services as directors.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Former Chief Executive Officer, and the executive officers who served at the end of the periods of December 31, 2023, December 31, 2022, and December 31, 2021, for services rendered in all capacities to us. The listed individuals shall hereinafter be referred to as the “Named Executive Officers.” Currently, we have no employment agreements with any of our Directors. Compensation for the future will be determined when and if additional funding is obtained.

Summary Executive Compensation Table – Officers

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(I)	(j)
							Change in
							Pension
							Value and
						Non-equity	Nonqualified
						Incentive	deferred
				Stock	Option	plan	compensation	All other
		Salary	Bonus	Awards	Awards	compensation	earnings	compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Gregory Jensen, CEO (1)	2023	33,333	-0-	-0-	2,740	-0-	-0-	-0-	36,073
Josh Brumbaugh, CFO (2)	2023	41,667	-0-	-0-	2,270	-0-	-0-	-0-	44,407
Gerardine Botte, CTO (3)	2023	-0-	-0-	-0-	10,961	-0-	-0-	-0-	10,961
Gregory Jensen, CEO (1)	2022	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Josh Brumbaugh, CFO (2)	2022	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Gerardine Botte, CTO (3)	2022	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
I. Andrew Weeraratne, Former CEO (4)	2022	90,000	-0-	-0-	-0-	-0-	-0-	-0-	90,000
Farai L. Gundan, Former CFO	2022	3,334	-0-	-0-	-0-	-0-	-0-	-0-	3,334
I. Andrew Weeraratne, Former CEO (4)	2021	62,500	-0-	-0-	-0-	-0-	-0-	-0-	62,500
Farai L. Gundan, Former CFO	2021	3,890	-0-	-0-	-0-	-0-	-0-	-0-	3,890

(1)

Mr. Gregory Jensen has been employed with the Company since August 30, 2022. During 2022, he received no compensation for his services. Effective January 1, 2023, he signed an employment agreement for a base salary of $150,000 plus the potential for discretionary cash bonuses and discretionary stock-based compensation. During 2023, he received $33,333 in cash compensation and the remaining compensation of $116,667 has been accrued as of December 31, 2023. See the exhibits for his employment contract. Effective, June 1, 2024, he signed an employment agreement for a base salary of $225,000 plus the potential for discretionary cash bonuses and discretionary stock-based compensation.

(2)

Mr. Joshua Brumbaugh has been employed with the Company since January 1, 2023. Effective January 1, 2023, he signed an employment agreement for a base salary of $100,000 plus the potential for discretionary cash bonuses and discretionary stock-based compensation. During 2023, he received $41,667 of cash compensation and the remaining compensation of $58,333 has been accrued as of December 31, 2023. See the exhibits for his employment contract. Effective, June 1, 2024, he signed an employment agreement for a base salary of $225,000 plus the potential for discretionary cash bonuses and discretionary stock-based compensation.

(3)

Mrs. Gerardine Botte was engaged to provide consulting services for the year ended December 31, 2023. As of December 31, 2023, the Company has $15,000 accrued for consulting services received from Mrs. Botte. In addition, she signed a consulting agreement with the Company on January 1, 2024, to act as the Chief Technology Officer (CTO). The signed agreement is effective for two years and pays Mrs. Gerardine Botte $4,750 per month or $57,000 annually. See the exhibits for her consulting agreement.

(4)

Mr. Andrew Weeraratne is no longer employed by the company at this time. Nor are there any agreements for compensation in the future. The amount of value for the services of Mr. Weeraratne was determined by agreement for shares in which he received as a founder for (1) control, (2) willingness to serve on the Board of Directors and (3) participation in the foundational days of the Company. The amount received by Mr. Weeraratne is not reflective of the true value of the contributed efforts by Mr. Weeraratne and was arbitrarily determined by the Company.

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Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
				Non-equity	Change in Pension Value and Nonqualified deferred
	Fees earned or	Stock	Option	Incentive plan	compensation	All other
	paid in cash	Awards	Award(s)	compensation	earnings	Compensation	Total
Name and principal position	($)	($)	($)	($)	($)	($)	($)
Mark LaVerghetta Chairman of the Board of Directors	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Gregory Jensen CEO and Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Eugene Nichols Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Goran Antic Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Byron E. Price former Director (resigned March 2023)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our executive officers and any other persons performing similar functions. This Code provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely and understandable disclosure in reports we file with the SEC. A copy of our Code of Business Conduct and Ethics has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Committees of our Board of Directors and the Role of our Board in Risk Oversight

Our board of directors has determined to facilitate the oversight and the communication between senior management and the board of directors regarding risk of operations and management, which the board of directors believes strengthens its risk oversight activities.

Mr. Weeraratne has served as our Chief Executive Officer as well as our Chairman of the Board of Directors until March of 2021, at which point Mark Jensen took over the role of Chairman of the Board of Directors. Mr. Weeraratne served as our Chief Financial Officer from March of 2021 until November 22, 2021. Mr. Weeraratne resigned from CEO and Director and Mark Jensen resigned as Chairman of the Board on August 30, 2022. As of August 30, 2022, Mr. Gregory Jensen has assumed the role as Chief Executive Officer and Director and Mark LaVerghetta has assumed the role of Chairman of the Board.

Two directors of the Company, Mr. Nichols and Mr. Antic, are considered independent directors under the rules of the Exchange. The board of directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the board of directors does not involve itself in day-to-day operations. Our independent directors keep informed through discussions with our executive officers and by reading the reports and other materials that we may send them and by participating in board of directors meetings.

We have established an Audit Committee, a Compensation Committee and a Nominating Committee. In accordance with the Exchange’s rules, each of our two independent directors, Mr. Nichols and Mr. Antic are members of the Audit Committee, which is chaired by Mr. Nichols. Mr. Antic is considered an audit committee financial expert within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or board of directors who:

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•	understands generally accepted accounting principles and financial statements;

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

•	understands internal controls over financial reporting; and

•	understands audit committee functions.

The Compensation Committee consists of Mr. Nichols and Mr. Antic, with Mr. Antic serving as the Chairman. Each of Mr. Nichols and Mr. Antic are members of the Nominating Committee, with Mr. Antic serving as Chairman.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees. Further, when identifying nominees to serve as director, while we do not have a policy regarding the consideration of diversity in selecting directors, however, at such time as we expand our board of directors, our board of directors will seek to create a board of directors that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our board of directors has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our board of directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, our Nominating Committee will first review the proposed nominations, after which all members of our board of directors will participate in the consideration of director nominees. In considering a director nominee, it is likely that our board of directors will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our board of directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

I. Andrew Weeraratne (“AW”), who founded the Company in September 2020, bought 3,666,667 shares of Common Stock from the Company at a price of $0.0003 per share. AW also purchased an additional 762,667 shares of Common Stock for $0.0003 per share, which he distributed to certain of his business associates that he believed could assist with the Company’s operations. Kazuko Kusunoki (“KK”), AW’s spouse, was given 6,667 common shares from the above-mentioned share distribution, as she joined the Company part-time as its Vice President of Administration. On January 12, 2021, AW and KK received an additional 408,314 and 742 common shares, respectively, as the Company gave all shareholders a stock dividend. On August 30, 2022, Mr. Weeraratne sold to Westside Advisors LLC and/or its assignees 2,500,000 shares.

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Mr. Eugene Nichols (“EN”), is a founder and organizer of the Company and our Secretary and Treasurer and a Director. Mr. Nichols received 23,333 common shares in September 2020, which are included in the 762,667 common shares mentioned above that were distributed by AW. Evelyn Nichols, EN’s spouse, purchased 6,667 common shares at a price of $0.003 per share when she joined the Company as the part-time marketing director in September 2020. On January 12, 2021, EN and Evelyn Nichols received an additional 1,856 and 742 common shares, respectively, as the Company gave all shareholders a stock dividend.

Mr. Goran Antic (“GA”) is a founder and organizer of the Company and a Director. Mr. Antic has received no compensation for his role as a founder. He received 6,667 common shares in September 2020, which are included in the 762,667 common shares mentioned above that were distributed by AW. On January 12, 2021, GA received an additional 742 common shares as the Company gave all shareholders a stock dividend.

In a private placement transaction completed by the Company in October 2020, EN and GA purchased 16,667 and 26,667 shares of Common Stock, respectively, at a price of $0.09 per share. In connection with the Company’s stock dividend paid on January 2021, EN and GA received an additional1,856 and 2,970 common shares, respectively. In a private placement transaction completed by the Company in April 2021, EN purchased an additional 66,667 shares at $1.50 per share. In the same private placement, GA purchased an additional 6,667 shares of Common Stock at $1.50 per share.

On September 21, 2020, AW loaned the Company $5,000 at 4% interest to be accrued and compounded quarterly. He continued to pay certain expenses of the Company personally and as of December 31, 2020, has a loan principal balance of $6,482. The Company has accrued interest expenses of $56 for the period ending December 31, 2020. For the quarter ending March 31, 2021, interest of $64.49 was accrued on this loan and for the month of April interest of $21.50 was accrued. AW also paid $91.13 on behalf of the company in April 2021, making the balance to be $6,715.43. The principal balance of the loan was paid in full on April 30, 2021.

On October 4, 2022, the Company issued a convertible promissory note to Mark Jensen for the principal sum of $125,000, which represents $25,000 of original issue discount, together with interest at the rate of 15% per annum, with a maturity date of April 4, 2024. The convertible promissory note was issued with a 20% original issue discount, or $25,000, which shall be fully earned and charged to the Company as of the closing date, April 4,2024. See the exhibits for the convertible debt promissory note with Mark Jensen. On April 4, 2024, Westside Advisors LLC and SAS Partners LLC agreed to waive all accrued interest for the above-noted convertible promissory notes and extend both notes until January 5th, 2025 for the issuance of a total of 2,000,000 warrants with a three-year expiration date and an exercise price of $0.10 per share.

Mr. Greg Jensen is the current Chief Executive Officer for the Company. On August 30, 2022, Westside Advisors LLC immediately assigned 1,100,000 of their 2,500,000 shares obtained from Mr. Weeraratne to Mr. Jensen. See the exhibit Westside Advisors LLC – 2.5 million shares assignment in the exhibits section. On August 30, 2023, Option 2023-05 was issued to Gregory Jensen for the option to purchase 250,000 shares at a strike price of $.446 per share within ten years from August 30, 2023. The option vested immediately but has not been exercised.

Mr. Joshua Brumbaugh is the current Chief Financial Officer for the Company. On August 30, 2022, Westside Advisors LLC immediately assigned 500,000 of their 2,500,000 shares obtained from Mr. Weeraratne to Mr. Brumbaugh. See the exhibit Westside Advisors LLC – 2.5 million shares assignment in the exhibits section. On August 30, 2023, Option 2023-06 was issued to Joshua Brumbaugh for the option to purchase 250,000 shares at a strike price of $.446 per share within ten years from August 30, 2023. The option vested immediately but has not been exercised.

Mr. Mark LaVergetta is the Chairman on the Board of Directors for the Company. On August 30, 2023, Option 2023-07 was issued to Mark LaVerghetta for the option to purchase 50,000 shares at a strike price of $.446 per share within ten years from August 30, 2023. The option vested immediately but has not been exercised. There are presently no outstanding warrants to purchase the Company’s securities. However, at a board of directors (the “Board”) meeting held on August 25, 2023, the Board discussed offering warrants to various partners in order to potentially obtain additional debt financing. The Board unanimously approved the future issuance of these warrants if needed to secure additional debt financing on August 30, 2023, via an email vote. To date, these warrants have been approved by the Board of Directors but have not been issued. Warrant A-4 has been approved but not issued to Homewood Holdings LLC. The warrant provides the option to purchase 300,000 Common Shares at a price of $.01 per share. The warrant would expire three years from issuance. Homewood Holdings LLC is an Indiana based company controlled by Mark LaVerghetta.

On August 30, 2023, Option 2023-08 was issued to Eugene Nichols for the option to purchase 50,000 shares at a strike price of $.446 per share within ten years from August 30, 2023. The option vested immediately but has not been exercised.

On August 30, 2023, Option 2023-09 was issued to Goran Antic on August 30, 2023, for the option to purchase 50,000 shares at a strike price of $.446 per share within ten years from August 30, 2023. The option vested immediately but has not been exercised.

On August 30, 2023, Option 2023-01 was issued to Geradine Botte for the option to purchase 1,000,000 shares at a strike price of $.446 per share within ten years from August 30, 2023. The option vested immediately but has not been exercised. Geradine Botte is the CTO for the Company on a contract basis.

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DIRECTOR INDEPENDENCE

Mr. Nichols and Mr. Antic are considered independent within the Exchange’s director independence standards.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Florida law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Limitation on Liability

The Florida Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him or her and liability and expenses incurred by him or her in their capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of May 31, 2024, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors and director nominees;

●	each of our named executive officers; and

●	all of our current executive officers, directors and director nominees as a group.

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Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days after May 31, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Notwithstanding the foregoing, the number of shares for which the representative’s warrants are exercisable is subject to the number of shares of common stock offered by us in this offering. As a result, the below table assumes that the representative’s warrants are not immediately exercisable or exercisable within 60 days after May 31, 2024, for purposes of determining the beneficial ownership before the offering.

The information contained in the following table does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The percentages identified in the following table are calculated based upon the number of 14,478,954 shares of our common stock issued and outstanding as of May 31, 2024.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Novusterra Inc., 12175 Visionary Way, Suite 420, Fishers, IN 46038.

	Number of Shares	Percentage of Shares Beneficially Owned
Name of Beneficial Owner of	Beneficially Owned	Before Offering	After Offering
5% or Greater Shareholders of Common Stock
American Resources Corporation (3)	2,790,296	19.267%	19.267%
I. Andrew Weeraratne, former Chief Executive Officer (2)	1,673,151	11.553%	11.553%
Directors and Named Executive Officers
Gregory Jensen, Chief Executive Officer and Director (1)	1,238,507	8.553%	8.553%
Joshua Brumbaugh, Chief Financial Officer	500,000	3.452%	3.452%
I. Andrew Weeraratne, former Chief Executive Officer	1,665,742	11.502%	11.502%
Mark LaVerghetta, Chairman of the Board	-	-	-
Eugene Nichols, Director	118,531	.818%	.818%
Goran Antic, Director	43,713	.302%	.302%

All directors, director nominees and executive officers as a group (5 persons):	1,900,751	13.125%	13.125%

(1)	Number of shares includes 140 shares owned by his spouse, Bridget Jensen.

(2)	Number of shares includes 7,409 shares owned by his spouse, Kazuko Kusunoli. Address: 7135 Collins Ave, Unit 624, Miami Beach, FL 33141

(3)	American Resources Corporation Address: 12115 Visionary Way, Suite 174, Fishers, IN 46038

SELLING SECURITY HOLDERS

Non-Affiliate Selling Shareholder Sales

This prospectus covers the possible resale by the Selling Shareholders identified in the table below of up to 6,146,434 shares of our common stock held by the named Selling Shareholders therein.

The Selling Shareholders may sell some, all or none of their Selling Shareholder Shares. We do not know how long such Selling Shareholders will hold the Selling Shareholder Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale of any of the Selling Shareholder Shares.

Unless otherwise indicated in the footnotes to the below table, no Selling Shareholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder of our Company.

We have prepared the following table based on information furnished to us by or on behalf of the Selling Shareholders. Since the date on which the Selling Shareholders provided this information, the Selling Shareholders may have sold, transferred or otherwise disposed of all or a portion of the Selling Shareholder Shares in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that: (i) none of the Selling Shareholders are broker-dealers or affiliates of broker-dealers, and (ii) no Selling Shareholder has direct or indirect agreements or understandings with any person to distribute their Selling Shareholder Shares. To the extent any Selling Shareholder identified below is, or is affiliated with, a broker-dealer, it could be deemed to be an “underwriter” within the meaning of the Securities Act. Information about the Selling Shareholders may change over time.

The following table presents information regarding the Selling Shareholders and the Selling Shareholder Shares that each may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Shareholders, and reflects their respective holdings as of May 31, 2024, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned before and after the offering is based on 14,478,954 shares of our common stock issued and outstanding on May 31, 2024, and 14,478,954 shares issued and outstanding after the offering (assuming the issuance and sale of no shares in this offering and no shares issuable to certain stockholders immediately prior to the closing of this offering).

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Selling Shareholder	Number of shares of common stock owned by selling stockholder	Number of shares being registered	Number of shares owned after the offering (1)	Percentage owned after the offering

Cede & Co (2)	4,336,065	4,336,065	0	0%
Patrick Bollar	403,785	403,785	0	0%
Roger Persson	92,613	92,613	0	0%
Tom & Jayne Avery (3)	38,898	38,898	0	0%
Ray Baum	49,500	49,500	0	0%
Jonas Persson	44,083	44,083	0	0%
Lynnia Cohen	18,523	18,523	0	0%
Christopher Higgins	18,523	18,523	0	0%
Angelos Kokkalis	18,523	18,523	0	0%
Richard Levine	14,818	14,818	0	0%
Bo & Evy Engberg (3)	22,486	22,486	0	0%
Emmanuel Colonol	18,523	18,523	0	0%
Charles Samos & Julie Prieto (3)	18,337	18,337	0	0%
Daniel Gustafsson	1,853	1,853	0	0%
Henrik Ohlsson	1,853	1,853	0	0%
Tommy Karlsson	1,853	1,853	0	0%
Andrew Asprodites	9,261	9,261	0	0%
Alfredo Caggiano	3,186	3,186	0	0%
John Battaglia	6,667	6,667	0	0%
Dom Herra	667	667	0	0%
Anthony Alaimo, MD	6,000	6,000	0	0%
Erik Hansen	2,000	2,000	0	0%
John Hansen	4,000	4,000	0	0%
Charlette Brown	1,333	1,333	0	0%
Mark Berger	2,000	2,000	0	0%
Frank Cornelisse	2,000	2,000	0	0%
Robert Cornelisse	2,000	2,000	0	0%
Randy Turrow	1,333	1,333	0	0%
Phil Sancken	1,667	1,667	0	0%
Udenika Wickramasinghe	667	667	0	0%
Habarakada Madanayake	667	667	0	0%
Robert Urciuoli	3,333	3,333	0	0%
Sofia & Lawrance Lynch	40,000	40,000	0	0%
Michael Rumberger	10,000	10,000	0	0%
Daniel Wells	10,000	10,000	0	0%
Anthony Laub	2,000	2,000	0	0%
Bardley Doherty	2,000	2,000	0	0%
Mario Citro	667	667	0	0%
Michael & Darlene Laub (3)	6,667	6,667	0	0%
Chris & Tatia Cibellii (3)	2,000	2,000	0	0%
Farai Gundan	1,083	1,083	0	0%
Jeff Peterson	350,000	350,000	0	0%
Chris Moorman	25,000	25,000	0	0%
Lyndsay Kline	25,000	25,000	0	0%
T Squared Partners LP (4)	100,000	100,000	0	0%
Amanda Kruse	20,000	20,000	0	0%
SAS Partners LLC (5)	230,000	230,000	0	0%
Wabash Enterprises LLC (6)	25,000	25,000	0	0%
Royalty Management Corporation (7)	75,000	75,000	0	0%
Westside Advisors LLC (8)	50,000	50,000	0	0%
White River Holdings LLC (9)	25,000	25,000	0	0%
	6,146,434	6,146,434	0	0%

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(1)	Assumes all shares being registered hereunder by each non-affiliate, Selling Shareholder will be sold after this offering.

(2)

Cede & Co currently holds 4,336,065 shares. These shares were distributed by American Resources Corporation (ARC) to their underlying shareholder base as a dividend to their underlying shareholder base on March 26, 2024. ARC is a Florida based corporation located at 12115 Visionary Way, Suite 174, Fishers, IN 46038. The corporation is a public company listed on the Nasdaq, using the symbol AREC.

(3)	Represents shares jointly owned by the husband and wife listed.

(4)

T Squared Partners LP is an Indiana based company controlled by Westside Advisors LLC. Westside Advisors LLC is an Indiana based company controlled by Mark Jensen. None of the Officers or Directors are affiliated with the Company.

(5)	SAS Partners LLC is a Wyoming based company controlled by Steve Segal. None of the Officers or Directors are affiliated with the Company.

(6)	Wabash Enterprises LLC is an Indiana based company controlled by Thomas Sauve. None of the Officers or Directors are affiliated with the Company.

(7)	Royalty Management Corporation is an Indiana based company controlled by Thomas Sauve. None of the Officers or Directors are affiliated with the Company.

(8)	Westside Advisors LLC is an Indiana based company controlled by Mark Jensen. None of the Officers or Directors are affiliated with the Company.

(9)	White River Holdings LLC is an Indiana based company controlled by Mark Jensen. None of the Officers or Directors are affiliated with the Company.

Plan of Distribution

We are registering the Selling Shareholder Shares to permit the resale of the Selling Shareholder Shares by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Selling Shareholder Shares. We will bear all fees and expenses incident to the registration of the Selling Shareholder Shares in the registration statement of which this prospectus forms a part.

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The Selling Shareholders may sell all or a portion of the Selling Shareholder Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Selling Shareholder Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. Shareholders may sell their shares at an initial fixed price of $1.00 until such shares are quoted on the OTCQB, or another trading market such as the OTCQX or national securities exchange, at which time they may be sold at prevailing market prices or in privately negotiated transactions. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

If the Selling Shareholders effect such transactions by Selling Shareholder Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Selling Shareholder Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Selling Shareholder Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Selling Shareholder Shares in the course of hedging in positions they assume. The Selling Shareholders may also sell Selling Shareholder Shares short and deliver Selling Shareholder Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Selling Shareholder Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Selling Shareholder Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Selling Shareholder Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the Selling Shareholder Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Selling Shareholder Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Selling Shareholder Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

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Under the securities laws of some states, the Selling Shareholder Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Selling Shareholder Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the Selling Shareholder Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Selling Shareholder Shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Shareholder Shares to engage in market-making activities with respect to the Selling Shareholder Shares. All of the foregoing may affect the marketability of the Selling Shareholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Shareholder Shares.

Once sold under the registration statement, of which this prospectus forms a part, the Selling Shareholder Shares will be freely tradeable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Under “Description of Securities,” “we,” “us,” “our,” the “Company” and “our Company” refer to Novusterra Inc. and not to any of its subsidiaries.

General

The following description of our capital stock and certain provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. Copies of these documents are filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. The descriptions of the common stock and preferred stock reflect changes to our capital structure that will be in effect immediately prior to the completion of this offering.

We are authorized to issue an aggregate number of 3,000,000,000 shares of capital stock, of which (i) 2,600,000,000 shares are Common Stock, at no par value per share; and (ii) 400,000,000 shares of preferred stock, at no par value per share.

Common Stock

We are authorized to issue 2,600,000,000 shares of Common Stock. As of December 31, 2023, 14,482,430 shares of the Common Stock are issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide a preemptive or conversion right and there are no redemption or sinking fund provisions or rights. Holders of our Common Stock are not entitled to cumulative voting for election of the Company’s board of directors.

The holders of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a cash dividend and does not anticipate declaring a dividend in the foreseeable future.

Preferred Stock

We are authorized to issue up to 400,000,000 shares of preferred stock, at no par value per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to other existing classes of capital stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

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Warrants

There are presently no outstanding warrants to purchase our securities. However, at a board of directors (the “Board”) meeting held on August 25, 2023, the Board discussed offering warrants to various outside partners in order to potentially obtain additional debt financing. The Board unanimously approved the future issuance of these warrants if needed to secure additional debt financing on August 30, 2023, via an email vote. The approval of the warrants would provide six different entities the option to purchase a cumulative total 2,000,000 shares of Common Stock at a price of $.01 per share within three years from the future issuance date. To date, these warrants have been approved by the Board of Directors but have not been issued. See below for a list of the approved warrants which have not been issued yet.

Options

At a Board meeting held on June 12, 2021, the Board approved the following stock options to the officers and directors of the Company: (i) options for three directors to purchase 25,000 shares of Common Stock each at a strike price of $5.00 per share within five years from June 12, 2021, (ii) options for the then Chief Executive Officer to buy 25,000 shares of Common Stock at a strike price of $5.00 per share within five years from June 12, 2021 and (iii) options for the then Chairman of the Board to purchase 50,000 shares of Common Stock at a strike price of $5.00 per share within five years from June 12, 2021.

At a Board meeting held on August 25, 2023, the Board discussed the below stock options to the officers, directors and other key contractors of the Company: (i) options for two directors and Chairman of the Board to purchase 50,000 shares of Common Stock each at a strike price of $.446 per share within ten years from August 30, 2023, (ii) options for the Chief Executive Officer to buy 250,000 shares of Common Stock at a strike price of $.446 per share within ten years from August 30, 2023 and (iii) options for Chief Financial Officer to purchase 250,000 shares of Common Stock at a strike price of $.446 per share within ten years from August 30, 2023 and (iv) options for four different contractors totaling 1,300,000 shares of Common Stock at a strike price of $.446 per share within ten years from August 30, 2023.  On August 30, 2023, the Board unanimously approved the above stock options via an email vote. All options vested immediately and the strike price of $.446 per share was based on a 409(a) valuation performed.

There are no other outstanding options to purchase our securities.

Limitations of Liability and Indemnification

See “Executive Compensation-Indemnification Matters.”

Exchange Listing

There is presently no public market for our shares of Common Stock. We have applied to list our Common Stock on the OTCQB. There is no assurance that our application will be approved.

Transfer Agent and Registrar

Our Transfer Agent and Registrar is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598. Phone: (212) 828-8436.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock, including shares issued on the exercise of outstanding options, in the public market after this offering, or the possibility of these sales or issuances occurring, could adversely affect the prevailing market price for our common stock or impair our ability to raise equity capital.

The remaining shares of common stock will be, and shares of common stock subject to stock options will be on issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S.

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Subject to the provisions of Rule 144 or Regulation S under the Securities Act, as well as our insider trading policy, these restricted securities will be available for sale in the public market after the date of this prospectus.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an eligible stockholder is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible stockholder under Rule 144, such stockholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and must have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144, subject to the expiration of the lock-up agreements described below.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell shares subject, in the case of restricted securities, to such shares having been beneficially owned for at least six months. Beginning 90 days after the date of this prospectus, within any three-month period, such stockholders may sell a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will be equal to approximately 126,680 shares immediately after this offering (assuming no exercise of the over-allotment option); or

●	the average weekly trading volume of our common stock on the Nasdaq Stock Exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who was issued shares under a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days, to sell these shares in reliance on Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares under Rule 701, subject to the expiration of the lock-up agreements and market standoff provisions described below.

10b5-1 Plans

After the offering, certain of our employees, including our executive officers, and/or directors may enter into written trading plans that are intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OUR COMMON STOCK

The following is a summary of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our shares of common stock. This discussion applies only to shares of common stock that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchased shares of common stock in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	our sponsor, other initial shareholders, officers, or directors;

●	financial institutions or financial services entities;

●	broker-dealers;

39

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 5% or more of our voting shares;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to our shares of common stock;

●	persons holding our shares of common stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

●	tax-exempt entities.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our shares of common stock, the U.S. federal income tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership for U.S. federal income tax purposes holding our shares of common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our shares of common stock.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. We have not sought, and do not intend to seek, a ruling from the IRS with respect to the statements made and conclusions reached in this summary. There is no guarantee that the IRS or any court would agree with such statements and conclusions. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR SHARES OF COMMON STOCK, AS WELL AS ANY STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our, shares of common stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under the Treasury Regulations to be treated as a United States person.

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Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our shares or rights to acquire our shares) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate for long-term capital gains. It is unclear whether the redemption rights with respect to the common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our common stock (which, in general, would include a redemption of common stock that is treated as a sale of such common stock as described below), a U.S. holder generally will recognize gain or loss in an amount calculated as discussed in the following paragraph. Any such gain or loss will be capital gain or loss, and generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost reduced by any prior distributions treated as a return of capital as discussed above under the heading “U.S. Holders — Taxation of Distributions.”

Redemption of Common Stock. In the event that a U.S. holder’s common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities” or if we purchase a U.S. holder’s common stock in an open market transaction (each of which we refer to as a “redemption”), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the common stock under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the common stock, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” above. If the redemption does not qualify as a sale or exchange of the common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions”. Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder) relative to all of our shares outstanding both before and after the redemption. The redemption of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock. The redemption of the common stock will not be essentially equivalent to a dividend with respect to a U.S. holder if the redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

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If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed shares of common stock will be added to the U.S. holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. holder’s adjusted tax basis possibly in other stock constructively owned by it.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

All U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is an individual, corporation, estate or trust and is not a U.S. holder, but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our shares of common stock.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and are not attributable to a U.S. permanent establishment under an applicable treaty), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below) and shares of our common stock are not considered to be regularly traded on an established securities market, we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, including a distribution in redemption of shares of our common stock.

Dividends we pay to a Non-U.S. holder that are effectively connected with such Non-U.S. holder’s conduct of a trade or business within the United States (or, if an income tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) will generally not be subject to withholding tax, provided such Non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to regular U.S. federal income tax as if the Non-U.S. holder were a United States resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

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Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Subject to the discussion of FATCA and backup withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:

●

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a permanent establishment or fixed base in the United States maintained by the Non-U.S. holder); or

●

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of the applicable security or the period that the Non-U.S. holder held the applicable security, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition of the applicable security or such Non-U.S. holder’s holding period for the applicable security. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a United States resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or a lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, if shares of our common stock are not considered to be regularly traded on an established securities market, such Non-U.S. holder will be subject to withholding at a rate of 15% of the amount realized upon such disposition. We believe that we are not currently and we do not anticipate becoming a United States real property holding corporation for US federal income tax purposes, although there can be no assurance that we will not become a United States real property holding corporation in the future. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Common Stock. The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s common stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s common stock, as described under “U.S. Holders — Redemption of Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock,” as applicable.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our, shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person (by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption) in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

All Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes. Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our shares of common stock which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our shares of common stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our shares of common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. The U.S. Department of the Treasury has proposed regulations, which eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. Withholding agents may rely on the proposed Treasury Regulations until final regulations are issued. All prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our shares of common stock.

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THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (Companies (Winding Up and Miscellaneous Provisions) Ordinance) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (Securities and Futures Ordinance), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

United Arab Emirates

The securities have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

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South Korea

The securities may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the South Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The securities have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the securities may not be resold to South Korean residents unless the purchaser of the securities complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities offered by this prospectus will be passed upon for us by Law Office of Clifford J. Hunt, P.A. No member of Law Office of Clifford J. Hunt, P. A. is the owner of any shares of our capital stock.

Our financial statements as of December 31, 2023 and December 31, 2022, included in this prospectus have been audited by Kreit & Chiu CPA LLP (f/k/a Paris, Kreit & Chiu CPA, LLP), independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing. Our financial statements as of March 31, 2024 and March 31, 2023 have been reviewed by Kreit & Chiu CPA LLP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the Units offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the Units offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

This registration statement on Form S-1, including exhibits, is available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F. Street, N.E., Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

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INDEX TO FINANCIAL STATEMENTS

Unaudited Condensed Financial Statements

Unaudited Condensed Balance Sheets as of March 31, 2024 and December 31, 2023	F-2

Unaudited Condensed Statements of Operations for the three months ended March 31, 2024 and March 31, 2023	F-3

Unaudited Condensed Statements of Stockholders’ Equity for the three months ended March 31, 2024 and March 31, 2023	F-4

Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2024 and March 31, 2023	F-5

Notes to Unaudited Condensed Financial Statements for the three months ended March 31, 2024 and March 31, 2023	F-6

Audited Financial Statements

F-1

Condensed Balance Sheets
Unaudited
	March 31,	December 31,
	2024	2023

ASSETS

Current assets:
Cash and cash equivalents	$38,766	$18,804
Accounts receivable	-	27,000
Prepaid expenses	50,783	54,003
Total current assets	89,549	99,807

Non-current assets:
Intangible assets	1,990,620	2,026,167
Operating lease right-of-use asset	383,348	394,404
Total non-current assets	2,373,968	2,420,571

Total Assets	$2,463,517	$2,520,378

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payables	$31,308	$10,342
Accrued expenses	31,200	36,200
Accrued interest	59,900	49,299
Other current liabilities	657,749	573,147
Convertible debt, net of $365 and $8,668 discount	249,635	241,332
Current portion of operating lease liabilities	43,937	43,162
Total current liabilities.	1,073,729	953,482
Operating lease liabilities, less current portion	348,947	360,177

Total liabilities	1,422,676	1,313,659

Commitments and contingencies

Stockholders’ Equity (Deficit)
Preferred stock - no par value; 400,000,000 shares authorized; no shares issued and outstanding as of March 31, 2024 and December 31, 2023	-	-
Class A Common stock - no par value; 2,600,000,000 shares authorized as of March 31, 2024 and December 31, 2023, respectively; 14,482,430 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	2,590,776	2,590,776
Additional paid-in capital	19,800	19,800
Accumulated deficit	(1,569,735)	(1,403,857)
Total stockholders’ equity	1,040,841	1,206,719

Total Liabilities and Stockholders’ Equity	$2,463,517	$2,520,378

See accompanying notes to unaudited condensed financial statements

F-2

Condensed Statements of Operations
Unaudited

	For the three months ended March 31, 2024	For the three months ended March 31, 2023

Revenue:
Consulting services revenue	$24,185	$-
Total revenue	24,185	-

Cost of Sales:
Consulting fees expense	21,750	-
Total cost of sales	21,750	-

Gross Profit	2,435	-

Operating expense:
General and administrative	149,409	143,899
Total operating expense	149,409	143,899

Loss from operations	(146,974)	(143,899)

Other expense:
Interest expense	(18,904)	(20,940)
Total other expense, net	(18,904)	(20,940)

Loss before provision for income taxes	(165,878)	(164,839)
Provision for income tax	-	-

Net loss	$(165,878)	$(164,839)

Loss per share:
Basic and diluted	$(0.01)	$(0.01)

Weighted average number of common shares outstanding:
Basic and diluted	14,482,430	14,482,430

See accompanying notes to unaudited condensed financial statements

F-3

Condensed Statements of Stockholders’ Equity (Deficit)
For the Three Months Ended March 31, 2024 and 2023
Unaudited

			Additional		Total
	Common Stock A		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance at December 31, 2023	14,482,430	$2,590,776	$19,800	$(1,403,857)	$1,206,719

Net income (loss)	-	-	-	(165,878)	(165,878)

Balance at March 31, 2024	14,482,430	$2,590,776	$19,800	$(1,569,735)	$1,040,841

			Additional		Total
	Common Stock A		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance at December 31, 2022	14,482,430	$2,590,776	$-	$(663,845)	$1,926,931

Net income (loss)	-	-	-	(164,839)	(164,839)

Balance at March 31, 2023	14,482,430	$2,590,776	$-	$(828,684)	$1,762,092

See accompanying notes to unaudited condensed financial statements

F-4

Condensed Statement of Cash Flows Unaudited

	For the three	For the three
	months ended	months ended
	March 31, 2024	March 31, 2023

Cash flow from operating activities:
Net Loss	$(165,878)	$(164,839)

Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Amortization of right to use asset	11,056	10,551
Amortization of intangible assets	35,547	35,547
Accretion of debt discount	8,303	8,212

Changes in operating assets and liabilities:
Accounts receivable	27,000	-
Prepaid expenses	3,220	(18,445)
Accounts payable	20,966	-
Accrued expenses	(5,000)	-
Accrued interest	10,601	12,728
Other current liabilities	84,602	43,681
Operating lease liabilities	(10,455)	(9,722)
Net cash provided by (used in) operating activities	19,962	(82,287)

Net increase (decrease) in cash and cash equivalents	19,962	(82,287)

Cash - beginning of period	18,804	186,106

Cash - end of period	$38,766	$103,819

Supplemental disclosure of cash flow information:
Interest paid	$-	$-

See accompanying notes to unaudited condensed financial statements

F-5

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

1. NATURE OF OPERATIONS

Novusterra, Inc., (the “Company”) was incorporated on September 21, 2020 in the State of Florida. The Company began its operation with a plan to build a Rare Earth Element (REE) processing facility to process & refine rare earth material to be used for various purposes. During 2021, the Company changed its main operations from the plan to build a Rare Earth Element Processing Factory to building a manufacturing plant to make Graphene and market it using the patented technology currently owned by ARC.

On March 19, 2021 the Company held a special stockholders meeting with the majority approving a resolution to sign two agreements with American Resources Corp (ARC) currently trading on the NASDAQ under the stock symbol “AREC”.  The first agreement was to issue ARC 10,000,000 Class B shares and 5,700,000 Class A shares of the Company, comprising 51.14% of ownership and 87.57% of voting power of the Company in exchange for ARC using the Company to build a Graphene Manufacturing Operation using certain technology to which ARC has sublicensed to the Company.

The second agreement is a Graphene Development Agreement with ARC that provided us with a nonexclusive sublicense from ARC (the “Sublicense”). The Sublicense is for certain patents ARC currently has licensed from Ohio University pursuant to a separate License Agreement relating to the manufacture of Graphene using carbon and carbon byproducts as a raw material. Pursuant to the agreement, we agreed to raise funds to develop and market Graphene made through this Sublicensed patented technology. Due to this agreement, the Company changed its main operations from a Rare Earth Element Processing Factory to building a manufacturing plant to make Graphene and market it using the patented technology of the Sublicense with ARC.  The agreement also provided that the Company and ARC are each entitled to receive fifty percent (50%) of the operating profits from our Graphene manufacturing and marketing business activity.

On August 30, 2022, the Company entered into a purchase agreement for the exclusive rights of the above mentioned patented technology which ARC currently has licensed from Ohio University pursuant to the License Agreement relating to the manufacture of Graphene using carbon and carbon byproducts (referred to herein as, “Exclusive Rights”). For the Exclusive Rights, the Company paid ARC an additional 4,000,000 common shares of the Company.  Pursuant to the acquisition of the Exclusive Rights, Novusterra is no longer obligated to pay ARC fifty percent (50%) of the operating profits from our Graphene manufacturing and marketing business to ARC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representation of the Company’s management who are responsible for the integrity and objectivity of the financial statements. These accounting policies conform to accounting principles generally accepted in the United State of America (“GAAP”) and have been consistently applied in the preparation of the financial statements.

Basis of Presentation and Consolidation

The accounting and reporting policies of the Company are in accordance with GAAP, which is based on the accrual method of accounting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates may include, but are not limited to, the estimated useful lives of property and equipment, patents and trademarks, the ultimate collection of accounts receivable and accrued expenses. Actual results could materially differ from those estimates.

F-6

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Expense

Advertising costs are expensed as incurred. There were no advertising expenses for the three months period ended March 31, 2024 and 2023.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash on deposit, and money market accounts. The Company considers all deposits with financial institutions and all highly liquid investments with maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at March 31, 2024 and December 31, 2023, and the Company’s balances didn’t exceed federally insured limits of $250,000 at March 31, 2024 and December 31, 2023.

Accounts Receivable

The Company’s accounts receivables are stated at invoice amounts less an allowance for expected credit losses. The Company adopted FASB ASU 2016-13 – Financial Instruments – Credit Losses (“ASU 2016-13”) as of January 1, 2024. In accordance with ASU 2016-13, the Company recognizes credit losses based on forward-looking current expected credit losses (“CECL”). The Company estimates the allowance for expected credit losses by considering a number of factors, including the length of time accounts receivable are past due, previous loss history, the client’s ability to pay its obligation, and the current and future condition of the general economy and industry as a whole. The Company determines terms and conditions for its customers based on volume transacted by the customer, customer creditworthiness and past transaction history. The allowance for credit losses is recognized in the condensed statements of operations. The uncollectible accounts receivable are written off in the period in which a determination is made that all reasonable means of recovering them have been exhausted. At March 31, 2024 and December 31, 2023, there was no allowance for expected credit losses. The Company does not have any off-balance sheet exposure related to its customers. The adoption of ASU 2016-13 did not have a material impact on the Company’s Condensed Financial Statements.

Revenue Recognition

The Company adopted FASB ASC 606 as of January 1, 2022. In accordance with FASB ASC 606 - Revenue from Contracts with Customers (“ASC 606”), the Company records revenue in an amount that reflects the consideration to which the Company expects to be entitled in exchange for goods or services promised to its customers. Under ASC 606, the Company follows a five-step model to: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price for the contract; (4) allocate the transaction price to the performance obligations; and (5) recognize revenue when the performance obligation in the contract is satisfied.

Contracts with Customers and Performance Obligations

Currently, our revenue is the result of consulting services derived from contracts with customers. The services promised in the contracts primarily consist of various consulting services performed and certain deliverables provided to the customer related to the development of graphene. Contracts with each customer state the terms of the services, including the description and price of each service or deliverable to be provided. Payment terms are stated in the contract, primarily in the form of a fixed payment amount per service or deliverable. Since the customer contract lists a fixed payment per service or deliverable, the contracts do not contain variable consideration. We invoice our customers as soon as the service or deliverable is provided, and a receivable is established.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of measurement in Topic 606. At contract inception, we assess the services and deliverables promised in our contracts with customers. We then identify the performance obligations to transfer distinct services or deliverables to the customer. In order to identify performance obligations, we consider all the services or deliverables promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices.

F-7

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Our performance obligations are primarily satisfied over time as we provide services or provide deliverables. Revenue from services and deliverables transferred to customers over time accounted for 100% of net sales for the three months period ended March 31, 2024. There was no revenue generated during the three months period ended March 31, 2023.

For the three months period ended March 31, 2024 and 2023, our contracts do not contain any unsatisfied performance obligations.

Impairment analysis for long-lived assets and intangible assets

The Company’s long-lived assets and other assets (consisting of property and equipment and purchased intangible assets) are reviewed for impairment in accordance with the guidance of the FASB ASC 360, Property, Plant, and Equipment and FASB ASC 205 Presentation of Financial Statements.  The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset.  If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.  Impairment evaluations involve management’s estimates on asset useful lives and future cash flows.  Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions.  Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. The Company has not experienced impairment losses on its long-lived assets and intangible assets during any of the periods presented.

Fair Value of Financial Instruments

The Company records its financial assets and liabilities at fair value, which is defined under the applicable accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measure date.  The Company uses valuation techniques to measure fair value, maximizing the use of observable outputs and minimizing the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs include management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.  The inputs are unobservable in the market and significant to the instrument’s valuation.

As of March 31, 2024 and December 31, 2023, the Company believes that the carrying value of financial assets and liabilities approximate fair value due to the short maturity of these financial instruments. The financial statements do not include any financial instruments at fair value on a recurring or non-recurring basis.

F-8

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Convertible Debt

In accordance with ASC 470-20, Debt with Conversion and Other Features, the Company accounts for its convertible debt or convertible preferred stock securities as a single unit of account, unless the conversion feature requires bifurcation and recognition as derivatives. Additionally, this guidance requires entities to use the if-converted method for all convertible instrument in the diluted earnings per share calculation and include the effect of potential share settlement for instruments that may be settled in cash or shares.

Leases

In accordance with ASC 842, Leases, the Company determines if an arrangement is a lease at inception. The Company has operating leases for the Company’s corporate offices, and warehouse. Operating leases are included in operating lease ROU assets and operating lease liabilities, current and noncurrent, on the balance sheets. Lease liabilities are calculated using the effective interest method, regardless of classification, while the amortization of ROU assets varies depending upon classification. Operating lease classification results in a straight-line expense recognition pattern over the lease term and recognizes lease expense as a single expense component, which results in amortization of the ROU asset that equals the difference between lease expense and interest expense. Lease expense for operating leases is included in cost of sales or selling and administrative expense, based on the use of the leased asset, on the statements of operations. Variable payments such as property taxes, insurance and common area maintenance related to triple net leases, as well as certain equipment sales taxes, licenses, fees and repairs, are expensed as incurred, and leases with an initial term of 12 months or less are excluded from minimum lease payments and are not recorded on the balance sheet. The Company recognizes operating lease costs on a straight-line basis over the lease term for short term leases.

ROU assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the reasonably certain lease term.

The operating lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Operating lease expense for lease payments is recognized on a straight-line basis over the lease term.

Income Taxes

Income taxes include U.S. federal and state income taxes currently payable and deferred income taxes.  Under the asset and liability method prescribed under ASC 740, Income Taxes, the Company, recognized deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period of enactment.  Deferred income tax expense represents the change during the year in the deferred tax assets and liabilities.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Management believes that the Company’s income tax filing positions would be sustained on audit and does not anticipate any adjustments that will result in a material change. The Company’s policy for recording interest and penalties, if any, associated with income tax examinations will be to record such items as a component of income taxes.

Related Party Transactions

In accordance with FASB ASC 850 related parties are defined as either an executive, director, or nominee, greater than 10% beneficial owner, or an immediate family member of any of the previously mentioned parties. Transactions with related parties are reviewed and approved by the directors of the Company.

F-9

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), we measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective service periods of the grantee. Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC 718. ASC 505, Equity Based Payments to Non-Employees (“ASC 505”) defines the measurement date and recognition period for such instruments. In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the ASC 505.  The Company had no stock-based compensation for the three months period ended March 31, 2024 and 2023, respectively. If there was stock-based compensation, it would be included in general and administrative expense.

Reclassifications

Reclassifications have been made to conform with current year presentation. These reclassifications have no effect on the previously reported results of operations or loss per share.

Recently Adopted Pronouncements

Financial Instruments – Credit Losses:  The Company adopted FASB ASU 2016-13 – Financial Instruments – Credit Losses (“ASU 2016-13”) as of January 1, 2024. In accordance with ASU 2016-13, the Company recognizes credit losses based on forward-looking current expected credit losses (“CECL”). The Company estimates the allowance for expected credit losses by considering a number of factors, including the length of time accounts receivable are past due, previous loss history, the client’s ability to pay its obligation, and the current and future condition of the general economy and industry as a whole.  The Company determines terms and conditions for its customers based on volume transacted by the customer, customer creditworthiness and past transaction history. The adoption of ASU 2016-13 did not have a material impact on the Company’s Condensed Financial Statements.

Fair Value Measurement:  In August 2018, the FASB amended “Fair Value Measurements” to modify the disclosure requirements related to fair value. The amendment removes requirements to disclose (1) the amount of and reasons for transfers between levels 1 and 2 of the fair value hierarchy, (2) our policy related to the timing of transfers between levels, and (3) the valuation processes used in level 3 measurements. It clarifies that, for investments measured at net asset value, disclosure of liquidation timing is only required if the investee has communicated the timing either to us or publicly. It also clarifies that the narrative disclosure of the effect of changes in level 3 inputs should be based on changes that could occur at the reporting date. The amendment adds a requirement to disclose the range and weighted average of significant unobservable inputs used in level 3 measurements. We adopted this guidance as of January 1, 2022, and other than any additional disclosures presented, it did not have a significant impact on the Company’s financial statements and related disclosures.

F-10

3. INTANGIBLE ASSETS

Intangible assets consisted of the following:

	Effective Date	End Date	March 31, 2024	December 31, 2023
Sub license (Non-Exclusive)	March 31, 2021	August 31, 2038	$471,000	$471,000
Sub license (Exclusive)	August 30, 2022	August 31, 2038	$1,784,000	$1,784,000
Less – accumulated amortization			(264,380)	(228,833)
Total intangible assets, net			$1,990,620	$2,026,167

On March 19, 2021, the Company executed two agreements with ARC in exchange for 5,233,332 Class A shares of the Company. Based on a recent sale of equity at $0.09 per share, these shares were valued at $471,000 and the entire amount is classified as intangible assets.

On August 30, 2022, the Company entered into an another agreement with ARC in exchange for an additional 4,000,000 shares of the Company. Based on an independent 409a valuation of the Company as of August 30, 2022, these shares were valued at $1,784,000, or $0.446 per share, and the entire amount is classified as intangible assets. With this agreement, the Company has obtained the exclusive rights of the patented technology which was licensed in the previous transactions. The independent company performing the 409a valuation utilized the fair value standard set forth by FASB ASC 820 – Fair Value Measurements and Disclosures, defined as the amount at which the liability could be incurred in a current transaction between willing parties, that is, other than in a forced or liquidation sale. The fair value of the sub license was based on quoted prices for similar assets in active markets or inputs that are observable which represent Level 2 measurements within the fair value hierarchy. Fair value is the price, in terms of cash or equivalent, that a buyer could reasonably expect to pay, and a seller could reasonably be expected to accept, if the business were exposed for sale on the open market for a reasonable period.

Amortization expense was $35,547 for the three months period ended March 31, 2024 and 2023, respectively.

Future amortization expense of intangible assets is as follows:

Years ending December 31,	Amount

2024 (9 months remaining)	$106,640
2025	142,187
2026	142,187
2027	142,187
2028	142,187
Thereafter	1,315,232

Total	$1,990,620

F-11

4. CONVERTIBLE DEBT

On or about October 4, 2022, the Company issued a convertible promissory note to Westside Advisors LLC for the principal sum of $125,000, which represents $25,000 of original issue discount, together with interest at the rate of 15% per annum, with a maturity date of April 4, 2024. The convertible promissory note was issued with a 20% original issue discount, or $25,000, which shall be fully earned and charged to the Company as of the closing date, April 4, 2024. During the three months period ended March 31, 2024, $29,950 of accrued interest and $24,818 of debt discount was expensed. During the three months period ended March 31, 2023, $9,375 of accrued interest and $8,120 of debt discount was expensed.

On or about October 4, 2022, the Company issued a convertible promissory note to SAS Partners LLC for the principal sum of $125,000, which represents $25,000 of original issue discount, together with interest at the rate of 15% per annum, with a maturity date of April 4, 2024. The convertible promissory note was issued with a 20% original issue discount, or $25,000, which shall be fully earned and charged to the Company as of the closing date, April 4,2024. During the three months period ended March 31, 2024, $29,950 of accrued interest and $24,818 of debt discount was expensed. During the three months period ended March 31, 2023, $9,375 of accrued interest and $8,120 of debt discount was expensed.

At the election of the holder or upon a public listing of the Company’s common stock on a public exchange, the Note and all accrued interest shall immediately be converted into common stock of the Company at $4.00 per share or the same terms of the public offering. The number of Conversion Shares issuable upon a conversion shall be determined by the quotient obtained by dividing the applicable dollar amount being converted in either case by the Conversion Price, $4.00 per share or the price of the public offering of the Company upon the occurrence of a public offering, whichever is more favorable for the holder.

On April 4, 2024, Westside Advisors LLC and SAS Partners LLC agreed to waive all accrued interest for the above-noted convertible promissory notes and extend both notes until January 5th, 2025 for the issuance of a total of 2,000,000 warrants with a three-year expiration date and an exercise price of $0.10 per share. Such warrants will be distributable to the following grantees and warrant quantity.

White River Ventures LLC	450,000 warrants
Midwest General Investment Company LLC	350,000 warrants
Liberty Hill Capital Management LLC	300,000 warrants
Homewood Holdings LLC	300,000 warrants
SAS Partners LLC	275,000 warrants
Westside Advisors LLC	325,000 warrants

A summary of the convertible debts and related discounts is below:

	March 31, 2024	December 31, 2023
Convertible debt	$250,000	$250,000
Debt discount	(365)	(8,668)
Net	$249,635	$241,332

F-12

5. OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	March 31, 2024	December 31, 2023
Consulting fees payable	$23,750	$24,500
Directors’ fees payable	115,002	107,002
Officers’ salaries payable	343,786	281,887
Rent payable	175,211	159,758
Total	$657,749	$573,147

6. LOSS PER SHARE

The Company calculates earnings per share in accordance with ASC 260, “Earnings Per Share,” which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share are computed using the weighted average number of shares outstanding during the fiscal year. Dilutive earnings per share is computed on the basis of the weighted average number of shares plus potentially dilutive common shares which would consist of stock options outstanding (using the treasury method), which was none since the Company had net losses and any additional potential shares would be antidilutive.

The following table sets forth the computation of basic and diluted net income per common share:

	Three months period ending March 31, 2024	Three months period ending March 31, 2023

Net loss	$(165,878)	$(164,839)
Dividends	-	-

Adjusted net income (loss) attribution to stockholders	$(165,878)	$(164,839)

Weighted-average shares of common stock outstanding
Basic and Diluted	14,482,430	14,482,430

Net income (loss) attribute to shareholders per share
Basic and Diluted	$(0.01)	$(0.01)

F-13

7. STOCKHOLDERS’ EQUITY

The Company has 3,000,000,000 authorized shares of capital stock, which consists of (i)2,600,000,000shares of Class A common stock,at nopar value per share; and (ii) 400,000,000 shares of preferred stock, at no par value per share.

The holders of Class A common stock shall be entitled to one vote per share and shall be entitled to dividends as shall be declared bythe Company’s Board of Directors from time to time.

The Company has 14,482,430 Class A common stock outstanding as of March 31, 2024 and December 31, 2023, respectively.

The Company did not have any employee stock compensation expense for the three months period ending March 31, 2024 and 2023, respectively.

New Stock Option Issuances

On August 30, 2023, the Company issued employee stock options to various executives, contractors and board members. The options provide the option to purchase 1,800,000 Class A Common shares at a price of $0.446. The options vest immediately and expire on August 30, 2033.

The Company uses the Black Scholes option pricing model to value its options. The significant inputs are as follows:

March 31, 2024
Expected Dividend Yield	0.00%
Expected Volatility	117.40%
Risk-free rate	5.00%
Expected life of options	0.003

Company Options:

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Life in Years	Aggregate Intrinsic Value
Outstanding – March 31, 2023	-	-	-	-
Exercisable (Vested) - March 31, 2023	-	-	-	-
Granted	1,800,000	$0.446	10	$-
Forfeited or Expired	-	-	-	-
Exercised	-	-	-	-
Outstanding – March 31, 2024	1,800,000	$0.446	9.4	$-
Exercisable (Vested) – March 31, 2024	1,800,000	$0.446	9.4	$-

F-14

8. INCOME TAX PROVISION

The Company did not have a material income tax provision (benefit) because of net losses and valuation allowances against deferred income tax assets for the period ended March 31, 2024 and December 31, 2023.

A reconciliation of the Company’s effective tax rate to the statutory federal rate is as follows:

Description	2023 Rate	2022 Rate

Statutory federal rate	21.00%	21.00%
State income taxes net of federal income tax benefit and others	0.00%	0.00%
Permanent differences for tax purposes and others	0.00%	0.00%
Change in valuation allowance	(21.00)%	(21.00)%

Effective tax rate	0.00%	0.00%

The income tax benefit differs from the amount computed by applying the U.S. federal statutory tax rate of 21%, primarily due to the change in the valuation allowance.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The components of deferred tax assets and liabilities are as follows:

	Three Months Ended March 31, 2024	Year Ended December 31, 2023

Deferred tax assets:
Net operating loss	$329,644	$294,810
Other temporary differences	428	1,711
Total deferred tax assets	330,072	296,521
Less – valuation allowance	(330,072)	(296,521)

Total deferred tax assets	$-	$-

At March 31, 2024 and December 31, 2023, the Company had available net operating loss carryovers of approximately $1,567,197 and $1,401,319, respectively which have an indefinite carryforward period. The carryforwards are limited to 80% of each subsequent year’s net income. The Company has a deferred tax asset arising from the benefits of such net operating loss deduction and has recorded a valuation allowance for the full amount of this deferred tax asset since it is more likely than not that some or all of the deferred tax asset may not be realized.

F-15

9. RELATED PARTY TRANSACTIONS

Related party balances consisted of the following:

	As of March 31, 2024	As of December 31, 2023
Convertible debt to Westside Advisors LLC	$125,000	$125,000
Debt discount	(182)	(4,334)
Convertible debt, net of debt discount	$124,818	$120,666

The Company issued a convertible promissory note to Westside Advisors LLC. Mark Jensen is the CEO of American Resources Corporation (“ARC”) and the CEO of Westside Advisors LLC. Westside Advisors LLC and SAS Partners LLC agree to waive all accrued interest for the above-noted convertible promissory notes and extend both notes until January 5th, 2025 for the issuance of a total of 2,000,000 warrants with a three-year expiration date and an exercise price of $0.10 per share.  Such warrants will be distributable to the following grantees and warrant quantity. Mark Jensen, Westside Advisors, LLC, and Steve Segal, SAS Partners, LLC, distributed the below warrants to these grantees as the respective grantee owners were all instrumental in executing the two agreements discussed below between ARC and the Company.

White River Ventures LLC	450,000 warrants
Midwest General Investment Company LLC	350,000 warrants
Liberty Hill Capital Management LLC	300,000 warrants
Homewood Holdings LLC	300,000 warrants
SAS Partners LLC	275,000 warrants
Westside Advisors LLC	325,000 warrants

White River Ventures LLC is an Indiana based company controlled by Thomas Sauve. Thomas Sauve is the President of ARC.

Midwest General Investment Company LLC is an Indiana based company controlled by Mark Jensen. Mark Jensen is the CEO of ARC.

Liberty Hill Capital Management LLC is an Indiana based company controlled by Kirk Taylor. Kirk Taylor is the CFO of ARC.

Homewood Holdings LLC is an Indiana based company controlled by Mark LaVerghetta. Mark LaVerghetta is the current Chairman on the Board of Directors for the Company.

SAS Partners LLC is a Wyoming based company controlled by Steve Segal. None of the Officers or Directors are affiliated with the Company.

Westside Advisors LLC is an Indiana based company controlled by Mark Jensen. Mark Jensen is the CEO of ARC.

The Company executed two agreements with ARC in exchange for 5,233,332 and 4,000,000 Class A shares respectively of Novusterra Inc. The Company received the rights to the sublicensed Patent Technology which ARC owned. As part of the agreements, the founder and major shareholder of the Company, Andrew Weeraratne, transferred 2,500,000 founder shares that he owned since September 24, 2020 to Westside Advisors LLC of which Mark Jensen is the CEO.

F-16

9. RELATED PARTY TRANSACTIONS (continued)

At March 31, 2024, the Company did not have any accounts receivable due from a related party and there were no related party revenues for the three months period ended March 31, 2024. At December 31, 2023, the Company had $27,000 of accounts receivable due from a related party, ARC. The balance due to the Company relates to consulting services provided to ARC. The $27,000 of consulting services revenue is recorded in the statement of operations as revenue for the year ended December 31, 2023. There were no related party revenues for the three months period ended March 31, 2023.

10. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has an operating lease for the Company’s corporate office and accounts for this lease in accordance with ASC 842.

On April 29, 2021, the Company entered into a 120-month lease for its warehouse at $5,000 per month commencing June 1, 2021 and maturing May 31, 2031. On May 1, 2021, the signing of the lease resulted in the initial recognition of operating lease ROU asset of $501,459 and liability of $501,459.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

We have lease agreements with lease and non-lease components. We have elected to account for these lease and non-lease components as a single lease component. We are also electing not to apply the recognition requirements to short-term leases of twelve months or less and instead will recognize lease payments as expense on a straight-line basis over the lease term.

The Company entered into the following operating facility lease:

·

Warehouse-On April 29, 2021, the Company entered into an operating facility lease for its warehouse located at1845 Highway 15 South, Suite 102, Hazard, KYwith 120 months term and option to extend. The lease started on June 1, 2021 and expires on May 31, 2031.

In accordance with ASC 842, the components of lease expense were as follows:

	Three months period ending March 31, 2024	Three months period ending March 31, 2023
Operating lease expense	$16,054	$16,054
Total lease expense	$16,054	$16,054

F-17

10. COMMITMENTS AND CONTINGENCIES (continued)

In accordance with ASC 842, other information related to leases was as follows:

	Three months period ending March 31, 2024	Three months period ending March 31, 2023
Operating cash flows from operating leases	$15,453	$15,225
Cash unpaid for amounts considered in the measurement of lease liabilities (disclosed under other current liabilities)	$15,453	$15,225

Weighted-average remaining lease term—operating leases	7.2 Years	8.2 Years
Weighted-average discount rate—operating leases	5%	5%

In accordance with ASC 842, maturities of operating lease liabilities as of March 31, 2024 were as follows:

For the years ending December 31,	Operating Lease

2024 (9 months remaining)	$46,901
2025	63,290
2026	64,239
2027	65,203
2028	66,181
Thereafter	163,938
Total undiscounted cash flows	$469,752

Reconciliation of lease liabilities:
Weighted-average remaining lease terms	7.2 Years
Weighted-average discount rate	5%
Present values	$392,884

Lease liabilities—current	43,937
Lease liabilities—long-term	348,947
Lease liabilities—total	$392,884

Difference between undiscounted and discounted cash flows	$76,868

Contingencies

The Company is subject to various legal proceedings from time to time as part of its business. As of March 31, 2024 and December 31, 2023, the Company was not currently party to any legal proceedings or threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, it believes would have a material adverse effect on its business, financial condition and results of operations.

F-18

11. GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company includes obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

12. SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after March 31, 2024, up through the date the financial statements were available to be issued. During this period, other than the above noted modification to our convertible debt arrangements, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the three months period ended March 31, 2024.

F-19

Report of Independent Registered Public Accounting Firm

To the Board of Directors

and Stockholders of Novusterra, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Novusterra, Inc. (the “Company”) as of December 31, 2023 and 2022, and the related statement of operations, stockholders’ equity, and cash flows for each of the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As discussed in Note 11, the Company had an accumulated deficit of $1,403,857 and $663,845 at December 31, 2023 and 2022, respectively, had working capital of ($853,675) and ($275,437) at December 31, 2023 and 2022, respectively, had a net loss of approximately $740,012 and $353,237 for the years ended December 31, 2023 and 2022, respectively, and net cash used in operating activities of approximately $167,302 and $210,517 for the years ended December 31, 2023 and 2022, respectively, with $27,000 of revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kreit & Chiu CPA LLP

New York, NY

PCAOB ID 6651

May 17, 2024

We have served as the Company’s auditor since 2020.

F-20

Balance Sheets

	December 31,	December 31,
	2023	2022

ASSETS

Current assets:
Cash and cash equivalents	$18,804	$186,106
Accounts receivable	27,000	-
Prepaid expenses	54,003	50,000
Total current assets	$99,807	$236,106

Non-current assets:
Intangible assets	2,026,167	2,168,355
Operating lease right-of-use asset	394,404	437,352
Total non-current assets	$2,420,571	$2,605,707

Total Assets	$2,520,378	$2,841,813

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payables	$10,342	$-
Accrued expenses	36,200	-
Accrued interest	49,299	6,022
Other current liabilities	573,147	257,327
Convertible debt, net of $8,668 and $41,971 discount	241,332	208,029
Current portion of operating lease liabilities	43,162	40,165
Total current liabilities	$953,482	$511,543
Operating lease liabilities, less current portion	360,177	403,339

Total liabilities	$1,313,659	$914,882

Commitments and contingencies

Stockholders’ Equity
Preferred stock - no par value; 400,000,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and 2022	$-	$-
Class A Common stock - no par value; 2,600,000,000 shares authorized as of December 31, 2023 and 2022, respectively; 14,482,430 shares issued and outstanding as of December 31, 2023 and 2022, respectively	2,590,776	2,590,776
Additional paid-in capital	19,800	-
Accumulated deficit	(1,403,857)	(663,845)
Total stockholders’ equity	$1,206,719	$1,926,931

Total Liabilities and Stockholders’ Equity	$2,520,378	$2,841,813

See accompanying notes to financial statements

F-21

Statements of Operations

	Year Ended December 31, 2023	Year Ended December 31, 2022

Revenue:
Consulting services revenue	$27,000	$-
Total revenue	27,000	-

Cost of Sales:
Consulting fees expense	15,000	-
Total cost of sales	15,000	-

Gross Profit	12,000	-

Operating expense:
General and administrative	675,432	339,186
Total operating expense	675,432	339,186

Loss from operations	(663,432)	(339,186)

Other expense:
Interest expense	(76,580)	(14,051)
Total other expense	(76,580)	(14,051)

Loss before provision for income taxes	(740,012)	(353,237)
Provision for income tax	-	-

Net loss	$(740,012)	$(353,237)

Earnings (loss) per share:
Basic and diluted	$(0.05)	$(0.03)

Weighted average number of common shares outstanding:
Basic and diluted	14,482,430	11,917,842

See accompanying notes to financial statements

F-22

Statements of Stockholders' Equity

			Additional		Total
	Common Stock A		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance at December 31, 2021	10,481,347	$801,359	$-	$(310,608)	$490,751

Common stock issued for license agreement	4,000,000	1,784,000	-	-	1,784,000
Common stock issued for service	1,083	5,417	-	-	5,417
Net income (loss)	-	-	-	(353,237)	(353,237)

Balance at December 31, 2022	14,482,430	$2,590,776	$-	$(663,845)	$1,926,931

Stock based compensation	-	-	19,800	-	19,800
Net income (loss)	-	-	-	(740,012)	(740,012)

Balance at December 31, 2023	14,482,430	$2,590,776	$19,800	$(1,403,857)	$1,206,719

See accompanying notes to financial statements

F-23

Statement of Cash Flows

	Year Ended	Year Ended
	December 31,	December 31,
	2023	2022

Cash flow from operating activities:
Net Loss	$(740,012)	$(353,237)

Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Amortization of right to use asset	42,948	41,017
Stock based compensation	19,800	5,417
Amortization of intangible assets	142,188	65,866
Accretion of debt discount	33,303	8,029

Changes in operating assets and liabilities:
Accounts receivable	(27,000)	-
Prepaid expenses	(4,003)	(50,000)
Accounts payable	10,342	(7,699)
Accrued expenses	36,200	-
Accrued interest	43,277	6,022
Other current liabilities	315,820	111,393
Operating lease liabilities	(40,165)	(37,325)
Net cash used in operating activities	$(167,302)	$(210,517)

Cash flows from financing activities:
Proceeds from issuance of convertible debt	-	250,000
Debt Discount on issuance of convertible debt	-	(50,000)
Net cash provided by financing activities	$-	$200,000

Net decrease in cash and cash equivalents	$(167,302)	$(10,517)

Cash - beginning of year	$186,106	$196,623

Cash - end of year	$18,804	$186,106

Supplemental disclosure of cash flow information:
Interest paid	$-	$14,051

Non-cash investing and financing activities:
Common Stock issued for intangible assets	$-	$1,784,000

See accompanying notes to financial statements

F-24

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Novusterra, Inc., (the “Company”) was incorporated on September 21, 2020 in the State of Florida. The Company began its operation with a plan to build a Rare Earth Element (REE) processing facility to process & refine rare earth material to be used for various purposes. During 2021, the Company changed its main operations from the plan to build a Rare Earth Element Processing Factory to building a manufacturing plant to make Graphene and market it using the patented technology currently owned by ARC.

On March 19, 2021 the Company held a special stockholders meeting with the majority approving a resolution to sign two agreements with American Resources Corp (ARC) currently trading on the NASDAQ under the stock symbol “AREC”. The first agreement was to issue ARC 10,000,000 Class B shares and 5,700,000 Class A shares of the Company, comprising 51.14% of ownership and 87.57% of voting power of the Company in exchange for ARC using the Company to build a Graphene Manufacturing Operation using certain technology to which ARC has sublicensed to the Company.

The second agreement is a Graphene Development Agreement with ARC that provided us with a nonexclusive sublicense from ARC (the “Sublicense”). The Sublicense is for certain patents ARC currently has licensed from Ohio University pursuant to a separate License Agreement relating to the manufacture of Graphene using carbon and carbon byproducts as a raw material. Pursuant to the agreement, we agreed to raise funds to develop and market Graphene made through this Sublicensed patented technology. Due to this agreement, the Company changed its main operations from a Rare Earth Element Processing Factory to building a manufacturing plant to make Graphene and market it using the patented technology of the Sublicense with ARC. The agreement also provided that the Company and ARC are each entitled to receive fifty percent (50%) of the operating profits from our Graphene manufacturing and marketing business activity.

On August 30, 2022, the Company entered into a purchase agreement for the exclusive rights of the above mentioned patented technology which ARC currently has licensed from Ohio University pursuant to the License Agreement relating to the manufacture of Graphene using carbon and carbon byproducts (referred to herein as, “Exclusive Rights”). For the Exclusive Rights, the Company paid ARC an additional 4,000,000 common shares of the Company. Pursuant to the acquisition of the Exclusive Rights, Novusterra is no longer obligated to pay ARC fifty percent (50%) of the operating profits from our Graphene manufacturing and marketing business to ARC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representation of the Company’s management who are responsible for the integrity and objectivity of the financial statements. These accounting policies conform to accounting principles generally accepted in the United State of America (“GAAP”) and have been consistently applied in the preparation of the financial statements.

Basis of Presentation and Consolidation

The accounting and reporting policies of the Company are in accordance with GAAP, which is based on the accrual method of accounting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates may include, but are not limited to, the estimated useful lives of property and equipment, patents and trademarks, the ultimate collection of accounts receivable and accrued expenses. Actual results could materially differ from those estimates.

F-25

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Expense

Advertising costs are expensed as incurred. There were no advertising expenses for the years ended December 31, 2023 and 2022.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash on deposit, and money market accounts. The Company considers all deposits with financial institutions and all highly liquid investments with maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at December 31, 2023 and 2022, and the Company’s balances didn’t exceed federally insured limits of $250,000 at December 31, 2023 and 2022.

Accounts Receivable

Accounts receivables are stated net of allowance for doubtful accounts. The allowance for doubtful accounts is determined primarily on the basis of past collection experience and general economic conditions. The Company determines terms and conditions for its customers based on volume transacted by the customer, customer creditworthiness and past transaction history. At December 31, 2023 and 2022, there was no allowance for doubtful accounts. The Company does not have any off-balance sheet exposure related to its customers.

Revenue Recognition

The Company adopted FASB ASC 606 as of January 1, 2022. In accordance with FASB ASC 606 - Revenue from Contracts with Customers (“ASC 606”), the Company records revenue in an amount that reflects the consideration to which the Company expects to be entitled in exchange for goods or services promised to its customers. Under ASC 606, the Company follows a five-step model to: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price for the contract; (4) allocate the transaction price to the performance obligations; and (5) recognize revenue when the performance obligation in the contract is satisfied.

Contracts with Customers and Performance Obligations

Currently, our revenue is the result of consulting services derived from contracts with customers. The services promised in the contracts primarily consist of various consulting services performed and certain deliverables provided to the customer related to the development of graphene. Contracts with each customer state the terms of the services, including the description and price of each service or deliverable to be provided. Payment terms are stated in the contract, primarily in the form of a fixed payment amount per service or deliverable. Since the customer contract lists a fixed payment per service or deliverable, the contracts do not contain variable consideration. We invoice our customers as soon as the service or deliverable is provided, and a receivable is established.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of measurement in Topic 606. At contract inception, we assess the services and deliverables promised in our contracts with customers. We then identify the performance obligations to transfer distinct services or deliverables to the customer. In order to identify performance obligations, we consider all the services or deliverables promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices.

Our performance obligations are primarily satisfied over time as we provide services or provide deliverables. Revenue from services and deliverables transferred to customers over time accounted for 100% of net sales for the year ended December 31, 2023. There was no revenue generated during 2022.

As of December 31, 2023 and 2022, our contracts do not contain any unsatisfied performance obligations.

F-26

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment analysis for long-lived assets and intangible assets

The Company’s long-lived assets and other assets (consisting of property and equipment and purchased intangible assets) are reviewed for impairment in accordance with the guidance of the FASB ASC 360, Property, Plant, and Equipment and FASB ASC 205 Presentation of Financial Statements. The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. The Company has not experienced impairment losses on its long-lived assets and intangible assets during any of the periods presented.

Fair Value of Financial Instruments

The Company records its financial assets and liabilities at fair value, which is defined under the applicable accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measure date. The Company uses valuation techniques to measure fair value, maximizing the use of observable outputs and minimizing the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs include management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the instrument’s valuation.

As of December 31, 2023 and 2022, the Company believes that the carrying value of financial assets and liabilities approximate fair value due to the short maturity of these financial instruments. The financial statements do not include any financial instruments at fair value on a recurring or non-recurring basis.

F-27

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Convertible Debt

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06 Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity. The above accounting standard updates simply the accounting for convertible debt and other equity-linked instruments by eliminating the cash conversion and beneficial feature models used to separately account for embedded conversion features as a component of equity. Instead, the entity will account for the convertible debt or convertible preferred stock securities as a single unit of account, unless the conversion feature requires bifurcation and recognition as derivatives. Additionally, the guidance requires entities to use the if-converted method for all convertible instrument in the diluted earnings per share calculation and include the effect of potential share settlement for instruments that may be settled in cash or shares. This guidance was effective for fiscal years, and interim periods within those fiscal years, beginning after December 31, 2021. The Company has entered into convertible debt arrangements on October 4, 2022 and has recorded and disclosed these arrangements in accordance with the above stated standards.

Leases

In accordance with ASC 842, Leases, the Company determines if an arrangement is a lease at inception. The Company has operating leases for the Company’s corporate offices, and warehouse. Operating leases are included in operating lease ROU assets and operating lease liabilities, current and noncurrent, on the balance sheets. Lease liabilities are calculated using the effective interest method, regardless of classification, while the amortization of ROU assets varies depending upon classification. Operating lease classification results in a straight-line expense recognition pattern over the lease term and recognizes lease expense as a single expense component, which results in amortization of the ROU asset that equals the difference between lease expense and interest expense. Lease expense for operating leases is included in cost of sales or selling and administrative expense, based on the use of the leased asset, on the statements of operations. Variable payments such as property taxes, insurance and common area maintenance related to triple net leases, as well as certain equipment sales taxes, licenses, fees and repairs, are expensed as incurred, and leases with an initial term of 12 months or less are excluded from minimum lease payments and are not recorded on the balance sheet. The Company recognizes operating lease costs on a straight-line basis over the lease term for short term leases.

ROU assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the reasonably certain lease term.

The operating lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Operating lease expense for lease payments is recognized on a straight-line basis over the lease term.

Income Taxes

Income taxes include U.S. federal and state income taxes currently payable and deferred income taxes. Under the asset and liability method prescribed under ASC 740, Income Taxes, the Company, recognized deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period of enactment. Deferred income tax expense represents the change during the year in the deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company filed its tax returns for the periods ended December 31, 2021 and 2022. The tax return for the period ended December 31, 2023 is currently under extension. Management believes that the Company’s income tax filing positions would be sustained on audit and does not anticipate any adjustments that will result in a material change. The Company’s policy for recording interest and penalties, if any, associated with income tax examinations will be to record such items as a component of income taxes.

F-28

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related Party Transactions

In accordance with FASB ASC 850 related parties are defined as either an executive, director, or nominee, greater than 10% beneficial owner, or an immediate family member of any of the previously mentioned parties. Transactions with related parties are reviewed and approved by the directors of the Company.

Stock-based Compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), we measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective service periods of the grantee. Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC 718. ASC 505, Equity Based Payments to Non-Employees (“ASC 505”) defines the measurement date and recognition period for such instruments. In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the ASC 505. The Company had stock-based compensation of $19,800 and $5,417 for the years ending December 31, 2023 and 2022, respectively. All stock-based compensation has been included in general and administrative expense.

Reclassifications

Reclassifications have been made to conform with current year presentation. These reclassifications have no effect on the previously reported results of operations or loss per share.

Recently Adopted Pronouncements

·	Fair Value Measurements

In August 2018, the FASB amended “Fair Value Measurements” to modify the disclosure requirements related to fair value. The amendment removes requirements to disclose (1) the amount of and reasons for transfers between levels 1 and 2 of the fair value hierarchy, (2) our policy related to the timing of transfers between levels, and (3) the valuation processes used in level 3 measurements. It clarifies that, for investments measured at net asset value, disclosure of liquidation timing is only required if the investee has communicated the timing either to us or publicly. It also clarifies that the narrative disclosure of the effect of changes in level 3 inputs should be based on changes that could occur at the reporting date. The amendment adds a requirement to disclose the range and weighted average of significant unobservable inputs used in level 3 measurements. We adopted this guidance as of January 1, 2022, and other than any additional disclosures presented, it did not have a significant impact on the Company’s financial statements and related disclosures.

F-29

3. INTANGIBLE ASSETS

Intangible assets consisted of the following:

	Effective Date	End Date	December 31, 2023	December 31, 2022
Sub license (Non-Exclusive)	March 31, 2021	August 31, 2038	$471,000	$471,000
Sub license (Exclusive)	August 30, 2022	August 31, 2038	$1,784,000	$1,784,000
Less – accumulated amortization			(228,833)	(86,645)
Total intangible assets, net			$2,026,167	$2,168,355

On March 19, 2021, the Company executed two agreements with ARC in exchange for 5,233,332 Class A shares of the Company. Based on a recent sale of equity at $0.09 per share, these shares were valued at $471,000 and the entire amount is classified as intangible assets.

On August 30, 2022, the Company entered into an another agreement with ARC in exchange for an additional 4,000,000 shares of the Company. Based on an independent 409a valuation of the Company as of August 30, 2022, these shares were valued at $1,784,000, or $0.446 per share, and the entire amount is classified as intangible assets. With this agreement, the Company has obtained the exclusive rights of the patented technology which was licensed in the previous transactions. The independent company performing the 409a valuation utilized the fair value standard set forth by FASB ASC 820 – Fair Value Measurements and Disclosures, defined as the amount at which the liability could be incurred in a current transaction between willing parties, that is, other than in a forced or liquidation sale. The fair value of the sub license was based on quoted prices for similar assets in active markets or inputs that are observable which represent Level 2 measurements within the fair value hierarchy. Fair value is the price, in terms of cash or equivalent, that a buyer could reasonably expect to pay, and a seller could reasonably be expected to accept, if the business were exposed for sale on the open market for a reasonable period.

Amortization expense was $142,188 and $65,866 for the years ended December 31, 2023 and 2022, respectively.

Future amortization expense of intangible assets is as follows:

Years ending December 31,	Amount

2024	$142,187
2025	142,187
2026	142,187
2027	142,187
2028	142,187
Thereafter	1,315,232

Total	$2,026,167

F-30

4. CONVERTIBLE DEBT

On or about October 4, 2022, the Company issued a convertible promissory note to Westside Advisors LLC for the principal sum of $125,000, which represents $25,000 of original issue discount, together with interest at the rate of 15% per annum, with a maturity date of April 4, 2024. The convertible promissory note was issued with a 20% original issue discount, or $25,000, which shall be fully earned and charged to the Company as of the closing date, April 4,2024. During the year ended December 31, 2023, $21,638 of accrued interest and $16,651 of debt discount was expensed. During the year ended December 31, 2022, $3,011 of accrued interest and $4,015 of debt discount was expensed.

On or about October 4, 2022, the Company issued a convertible promissory note to SAS Partners LLC for the principal sum of $125,000, which represents $25,000 of original issue discount, together with interest at the rate of 15% per annum, with a maturity date of April 4, 2024. The convertible promissory note was issued with a 20% original issue discount, or $25,000, which shall be fully earned and charged to the Company as of the closing date, April 4,2024. During the year ended December 31, 2023, $21,638 of accrued interest and $16,651 of debt discount was expensed. During the year ended December 31, 2022, $3,011 of accrued interest and $4,015 of debt discount was expensed.

At the election of the holder or upon a public listing of the Company’s common stock on a public exchange, the Note and all accrued interest shall immediately be converted into common stock of the Company at $4.00 per share or the same terms of the public offering. The number of Conversion Shares issuable upon a conversion shall be determined by the quotient obtained by dividing the applicable dollar amount being converted in either case by the Conversion Price, $4.00 per share or the price of the public offering of the Company upon the occurrence of a public offering, whichever is more favorable for the holder.

On April 4, 2024, Westside Advisors LLC and SAS Partners LLC agreed to waive all accrued interest for the above-noted convertible promissory notes and extend both notes until January 5th, 2025 for the issuance of a total of 2,000,000 warrants with a three-year expiration date and an exercise price of $0.10 per share.  Such warrants will be distributable to the following grantees and warrant quantity.

White River Ventures LLC	450,000 warrants
Midwest General Investment Company LLC	350,000 warrants
Liberty Hill Capital Management LLC	300,000 warrants
Homewood Holdings LLC	300,000 warrants
SAS Partners LLC	275,000 warrants
Westside Advisors LLC	325,000 warrants

A summary of the convertible debts and related discounts is below:

	December 31, 2023	December 31, 2022
Convertible debt	$250,000	$250,000
Debt discount	(8,668)	(41,971)
Net	$241,332	$208,029

F-31

5. OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	December 31, 2023	December 31, 2022
Consulting fees payable	$24,500	$9,500
Directors’ fees payable	107,002	56,002
Officers’ salaries payable	281,887	93,500
Rent payable	159,758	98,325
Total	$573,147	$257,327

6. EARNINGS PER SHARE

The Company calculates earnings per share in accordance with ASC 260, “Earnings Per Share,” which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share are computed using the weighted average number of shares outstanding during the fiscal year. Dilutive earnings per share is computed on the basis of the weighted average number of shares plus potentially dilutive common shares which would consist of stock options outstanding (using the treasury method), which was none since the Company had net losses and any additional potential shares would be antidilutive.

The following table sets forth the computation of basic and diluted net income per common share:

	Year Ended December 31, 2023	Year Ended December 31, 2022

Net loss	$(740,012)	$(353,237)
Dividends	-	-

Adjusted net income (loss) attribution to stockholders	$(740,012)	$(353,237)

Weighted-average shares of common stock outstanding
Basic and Diluted	14,482,430	11,917,842

Net income (loss) attribute to shareholders per share
Basic and Diluted	$(0.05)	$(0.03)

7. STOCKHOLDERS’ EQUITY

The Company has 3,000,000,000 authorized shares of capital stock, which consists of (i) 2,600,000,000 shares of Class A common stock, at no par value per share; and (ii) 400,000,000 shares of preferred stock, at no par value per share.

The holders of Class A common stock shall be entitled to one vote per share and shall be entitled to dividends as shall be declared by the Company’s Board of Directors from time to time.

F-32

7. STOCKHOLDERS’ EQUITY (continued)

The Company has 14,482,430 Class A common stock outstanding as of December 31, 2023 and December 31, 2022, respectively.

Employee stock compensation expense for the years ending December 31, 2023 and 2022 amounted to $19,800 and $5,417, respectively.

On August 30, 2022, the Company issued an additional 4,000,000 Class A common stock shares to ARC valued at $1,784,000 in exchange for entering into another agreement. For additional information on this transaction, see note 3. Intangible Assets above.

On March 8, 2022, the Company issued 1,083 Class A common stock shares to Farai Gundan valued at $5,417 for consulting service.

New Stock Option Issuances

On August 30, 2023, the Company issued employee stock options to various executives, contractors and board members.  The options provide the option to purchase 1,800,000 Class A Common shares at a price of $0.446. The options vest immediately and expire on August 30, 2033.

The Company uses the Black Scholes option pricing model to value its options. The significant inputs are as follows:

December 31, 2023
Expected Dividend Yield	0.00%
Expected Volatility	117.40%
Risk-free rate	5.00%
Expected life of options	0.003

Company Options:

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Life in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2022	-	-	-	-
Exercisable (Vested) - December 31, 2022	-	-	-	-
Granted	1,800,000	$0.446	10	$-
Forfeited or Expired	-	-	-	-
Exercised	-	-	-	-
Outstanding – December 31, 2023	1,800,000	$0.446	9.7	$-
Exercisable (Vested) – December 31, 2023	1,800,000	$0.446	9.7	$-

F-33

8. INCOME TAX PROVISION

The Company did not have a material income tax provision (benefit) because of net losses and valuation allowances against deferred income tax assets for the year ended December 31, 2023 and 2022.

A reconciliation of the Company’s effective tax rate to the statutory federal rate is as follows:

Description	2023 Rate	2022 Rate

Statutory federal rate	21.00%	21.00%
State income taxes net of federal income tax benefit and others	0.00%	0.00%
Permanent differences for tax purposes and others	0.00%	0.00%
Change in valuation allowance	(21.00)%	(21.00)%

Effective tax rate	0.00%	0.00%

The income tax benefit differs from the amount computed by applying the U.S. federal statutory tax rate of 21%, primarily due to the change in the valuation allowance.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The components of deferred tax assets and liabilities are as follows:

	Year Ended December 31, 2023	Year Ended December 31, 2022

Deferred tax assets:
Net operating loss	$294,810	$139,407
Other temporary differences	1,711	1,087
Total deferred tax assets	296,521	140,495
Less – valuation allowance	(296,521)	(140,495)

Total deferred tax assets	$-	$-

At December 31, 2023 and December 31, 2022, the Company had available net operating loss carryovers of approximately $1,401,319 and $661,307, respectively which have an indefinite carryforward period. The carryforwards are limited to 80% of each subsequent year’s net income. The Company has a deferred tax asset arising from the benefits of such net operating loss deduction and has recorded a valuation allowance for the full amount of this deferred tax asset since it is more likely than not that some or all of the deferred tax asset may not be realized.

F-34

9. RELATED PARTY TRANSACTIONS

Related party balances consisted of the following:

	As of December 31, 2023	As of December 31, 2022
Convertible debt to Westside Advisors LLC	$125,000	$125,000
Debt discount	(4,334)	(20,985)
Convertible debt, net of debt discount	$120,666	$104,015

The Company issued a convertible promissory note to Westside Advisors LLC. Mark Jensen is the CEO of American Resources Corporation (“ARC”) and the CEO of Westside Advisors LLC. Westside Advisors LLC and SAS Partners LLC agree to waive all accrued interest for the above-noted convertible promissory notes and extend both notes until January 5th, 2025 for the issuance of a total of 2,000,000 warrants with a three-year expiration date and an exercise price of $0.10 per share.  Such warrants will be distributable to the following grantees and warrant quantity. Mark Jensen, Westside Advisors, LLC, and Steve Segal, SAS Partners, LLC, distributed the below warrants to these grantees as the respective grantee owners were all instrumental in executing the two agreements discussed below between ARC and the Company.

White River Ventures LLC	450,000 warrants
Midwest General Investment Company LLC	350,000 warrants
Liberty Hill Capital Management LLC	300,000 warrants
Homewood Holdings LLC	300,000 warrants
SAS Partners LLC	275,000 warrants
Westside Advisors LLC	325,000 warrants

White River Ventures LLC is an Indiana based company controlled by Thomas Sauve. Thomas Sauve is the President of ARC.

Midwest General Investment Company LLC is an Indiana based company controlled by Mark Jensen. Mark Jensen is the CEO of ARC.

Liberty Hill Capital Management LLC is an Indiana based company controlled by Kirk Taylor. Kirk Taylor is the CFO of ARC.

Homewood Holdings LLC is an Indiana based company controlled by Mark LaVerghetta. Mark LaVerghetta is the current Chairman on the Board of Directors for the Company.

SAS Partners LLC is a Wyoming based company controlled by Steve Segal. None of the Officers or Directors are affiliated with the Company.

Westside Advisors LLC is an Indiana based company controlled by Thomas Sauve and Mark Jensen.  Thomas Sauve is the President of ARC and Mark Jensen is the CEO of ARC.

The Company executed two agreements with ARC in exchange for 5,233,332 and 4,000,000 Class A shares respectively of Novusterra Inc. The Company received the rights to the sublicensed Patent Technology which ARC owned. As part of the agreements, the founder and major shareholder of the Company, Andrew Weeraratne, transferred 2,500,000 founder shares that he owned since September 24, 2020 to Westside Advisors LLC of which Mark Jensen is the CEO.

F-35

9. RELATED PARTY TRANSACTIONS (continued)

At December 31, 2023, the Company had $27,000 of accounts receivable due from a related party, ARC. The balance due to the Company relates to consulting services provided to ARC. The $27,000 of consulting services revenue is recorded in the statement of operations as revenue for the year ended December 31, 2023. As of December 31, 2022, there were no accounts receivable due from a related party and there were no revenues earned for the year ended December 31, 2022. No interest income is charged on these items.

10. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has an operating lease for the Company’s corporate office and accounts for this lease in accordance with ASC 842.

On April 29, 2021, the Company entered into a 120-month lease for its warehouse at $5,000 per month commencing June 1, 2021 and maturing May 31, 2031. On May 1, 2021, the signing of the lease resulted in the initial recognition of operating lease ROU asset of $501,459 and liability of $501,459.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

We have lease agreements with lease and non-lease components. We have elected to account for these lease and non-lease components as a single lease component. We are also electing not to apply the recognition requirements to short-term leases of twelve months or less and instead will recognize lease payments as expense on a straight-line basis over the lease term.

The Company entered into the following operating facility leases:

•

Corporate office - On May 1, 2021, the Company entered into an operating facility lease for its corporate office located in 561 NE 79 Street, Suite 325, Miami, FL with a month-to-month term. The lease starts on May 1, 2021 for $200 per month. This lease was terminated, effective June 30, 2022.

•

Warehouse- On April 29, 2021, the Company entered into an operating facility lease for its warehouse located at 1845 Highway 15 South, Suite 102, Hazard, KY with 120 months term and option to extend. The lease started on June 1, 2021 and expires on May 31, 2031.

In accordance with ASC 842, the components of lease expense were as follows:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Operating lease expense	$64,216	$64,216
Total lease expense	$64,216	$64,216

F-36

10. COMMITMENTS AND CONTINGENCIES (continued)

In accordance with ASC 842, other information related to leases was as follows:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Operating cash flows from operating leases	$61,433	$60,525
Cash unpaid for amounts considered in the measurement of lease liabilities (disclosed under other current liabilities)	$61,433	$60,525

Weighted-average remaining lease term—operating leases	7.4 Years	8.4 Years
Weighted-average discount rate—operating leases	5%	5%

In accordance with ASC 842, maturities of operating lease liabilities as of December 31, 2023 were as follows:

For the years ending December 31,	Operating Lease

2024	$62,354
2025	63,290
2026	64,239
2027	65,203
2028	66,181
Thereafter	163,938
Total undiscounted cash flows	$485,205

Reconciliation of lease liabilities:
Weighted-average remaining lease terms	7.4 Years
Weighted-average discount rate	5%
Present values	$403,338

Lease liabilities—current	43,162
Lease liabilities—long-term	360,176
Lease liabilities—total	$403,338

Difference between undiscounted and discounted cash flows	$81,867

Contingencies

The Company is subject to various legal proceedings from time to time as part of its business. As of December 31, 2023 and 2022, the Company was not currently party to any legal proceedings or threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, it believes would have a material adverse effect on its business, financial condition and results of operations.

F-37

11. GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company includes obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

12. SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2023, up through the date the financial statements were available to be issued. During this period, other than the above noted modification to our convertible debt arrangements, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the year ended December 31, 2023.

F-38

NOVUSTERRA INC.

14,478,954 Shares of Common Stock

PROSPECTUS

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

January  , 2024

46

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Company, are as follows:

SEC registration fee
Nasdaq listing fee
FINRA filing fee
Printing expenses
Legal Fees and Expenses
Accounting Fees and Expenses
Miscellaneous Expenses
Total

* Estimate

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

The following are all issuances of securities by the registrant since its formation in September 2020, which were not registered under the Securities Act. In each of these issuances the recipient represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. All shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

As shown on the table below, on September 24, 2020, the Company issued the following Common Stock as founders’ shares to the previous officers and directors at $0.0003 per share for a total of $1,111.

Name	Title	# of Shares	Consideration ($)

I. Andrew Weeraratne (AW)	Previous Chief Executive Officer	3,666,6667	$1,100.00

Eugene Nichols	Director	23,333	$7.00

Groan Antic	Director	6,667	$2.00

Kazuko Kusunoki	Previous Vice President	6,667	$2.00

47

Also, shown on the table below, on September 24, 2020, AW paid $217.80 to the Company to buy 726,000 shares of Common Stock at $0.0003 per share on behalf of a list of affiliates (including the directors and previous officers above) who AW believed could help the operations of the Company.

Name	Title	# of Shares	Consideration ($)

I. Andrew Weeraratne (AW)	Previous Chief Executive Officer	81,667	$24.50

Patrick Bollar	Shareholder	333,333	$100.00

Roger Persson	Shareholder	83,332	$25.00

Tom and Jayne Avery (spouses)	Shareholder	35,000	$10.50

Ray Baum	Shareholder	30,000	$9.00

Jonas Persson	Shareholder	36,667	$11.00

Lynnia Cohen	Shareholder	16,667	$5.00

Christopher Higgins	Shareholder	16,667	$5.00

Angelos Kokkalis	Shareholder	16,667	$5.00

Richard Levine	Shareholder	13,332	$4.00

Bo and Evy Engberg (spouses)	Shareholder	19,333	$5.80

Emmanuel Colonol	Shareholder	16,667	$5.00

Charles Samos	Shareholder	8,333	$2.50

Daniel Gustafsson	Shareholder	1,667	$.50

Henrik Ohlsson	Shareholder	1,667	$.50

Tommy Karlsson	Shareholder	1,667	$.50

Andrew Asprodites	Shareholder	5,000	$1.50

Alfredo Caggiano	Shareholder	1,667	$.50

Eugene and Evelyn Nichols (spouses)	Shareholder and Director	6,667	$2.00

48

In October of 2020, in a private placement transaction, the Company sold to 5 close business associates 66,667 shares at $0.09 per share for a total of $6,000. The below table shows the associates which acquired stock in October 2020 as stated above.

Name	Title	# of Shares	Consideration ($)

Goran Antic	Director	26,667	$2,400.00

Ray Baum	Shareholder	13,333	$1,200.00

Charles Samos and Julie Prieto (spouses)	Shareholder	6,667	$600.00

Andrew Asprodites	Shareholder	3,333	$300.00

Eugene and Evylyn Nichols (spouses)	Shareholder and Director	16,667	$1,500.00

In January of 2021, the Company issued a stock dividend of 500,667 common shares to shareholders. The below table shows the shareholders and number of common shares received in January of 2021.

Name	Title	# of Shares	Consideration ($)

I. Andrew Weeraratne (AW)	Previous Chief Executive Officer	417,408	$0.00

Kazuko Kusunoli	Previous Vice President	742	$0.00

Patrick Bollar	Shareholder	37,119	$0.00

Roger Persson	Shareholder	9,280	$0.00

Tom and Jayne Avery (spouses)	Shareholder	3,898	$0.00

Ray Baum	Shareholder	4,825	$0.00

Eugene and Evlyn Nichols (spouses)	Shareholder and Director	5,197	$0.00

Goran Antic	Director	3,712	$0.00

Jonas Persson	Shareholder	4,083	$0.00

Lynnia Cohen	Shareholder	1,856	$0.00

Christopher Higgins	Shareholder	1,856	$0.00

Angelos Kokkalis	Shareholder	1,856	$0.00

Richard Levine	Shareholder	1,485	$0.00

Bo and Evy Engberg (spouses)	Shareholder	2,152	$0.00

Emmanuel Colonel	Shareholder	1,856	$0.00

Charles Samos and Julie Prieto (spouses)	Shareholder	1,670	$0.00

Daniel Gustafsson	Shareholder	186	$0.00

Henrik Ohlsson	Shareholder	186	$0.00

Tommy Karlsson	Shareholder and Director	186	$0.00

Andrew Asprodites	Shareholder	928	$0.00

Alfredo Caggiano	Shareholder	186	$0.00

49

On January 12th of 2021, the Company issued 3,333 common shares to Clifford Hunt in consideration for $1,000 of legal services rendered.

On March 21st of 2021, the Company issued 5,233,333 shares to America Resources Corporation for the acquisition of the Non-Exclusive Rights to the Graphene patents acquired. These shares were valued at $.09 per share based on the most recent private placement transaction performed in October 2020. American Resources Corporation is a Florida based corporation located at 12115 Visionary Way, Suite 174, Fishers, IN 46038. The corporation is a public company listed on the Nasdaq, using the stock symbol AREC. None of the Officers or Directors are affiliated with the Company.

In April of 2021, in a private placement transaction, the Company sold 223,008 common shares to close business associates for a total of $334,512 or $1.50 per common share. The below table shows the shareholders which acquired these common shares in April of 2021 as stated above.

Name	Title	# of Shares	Consideration ($)

Eugene and Evelyn Nichols (spouses)	Shareholder and Director	66,667	$100,000.00

Goran Antic	Director	6,667	$10,000.00

John Battaglia	Shareholder	6,667	$10,000.00

Dom Herera	Shareholder	667	$1,000.00

Anthony Alaimo	Shareholder	6,000	$9,000.00

Bo and Evy Engberg (spouses)	Shareholder	1,000	$1,500.00

Erik Hansen	Shareholder and Director	2,000	$3,000.00

Randy Turrow	Director	1,332	$2,000.00

Ray Baum	Shareholder	1,341	$2,011.50

Jonas Persson	Shareholder	3,333	$5,000.00

Charles Samos and Julie Prieto (spouses)	Shareholder	1,667	$2,500.00

Alfredo Caggiano	Shareholder	1,333	$2,000.00

John Hansen	Shareholder	4,000	$6,000.00

Charlette Brown	Shareholder	1,333	$2,000.00

Matt Berger	Shareholder	2,000	$3,000.00

Frank Cornelisse	Shareholder	2,000	$3,000.00

Robert Cornelisse	Shareholder	2,000	$3,000.00

Phil Sancken	Shareholder	1,667	$2,500.00

Udenika Wickramasinghe	Shareholder	667	$1,000.00

Habarakada Madanayake	Shareholder	667	$1,000.00

Robert Urciuoli	Shareholder	3,333	$5,000.00

Sofia and Lawrance Lynch (spouses)	Shareholder	40,000	$60,000.00

Michael Rumberger	Shareholder	10,000	$15,000.00

Daniel Wells	Shareholder	10,000	$15,000.00

Anthony Laub	Shareholder	2,000	$3,000.00

Bardley Doherty	Shareholder	2,000	$3,000.00

Mario Citro	Shareholder	667	$1,000.00

Michael and Darlene Laub	Shareholder	6,667	$10,000.00

Chris and Tatia Cibellii	Shareholder	2,000	$3,000.00

Patrick Bollar	Shareholder	33,333	$50,000.00

On May 3rd of 2021, the Company issued 25,000 common shares to White River Holdings, LLC in consideration for $37,500 of services rendered. White River Holdings, LLC is an Indiana-based company controlled by Mark Jensen.

50

On March 8th of 2022, the Company issued 1,083 common shares to Farai Gundan in consideration for $5,417 of services rendered.

On August 30th of 2022, The Company issued 4,000,000 to American Resources Corporation for the acquisition of the Exclusive Rights to the Graphene patents acquired. These shares were valued at $.446 per share based on an independent 409(a) valuation performed. American Resources Corporation is a Florida based corporation located at 12115 Visionary Way, Suite 174, Fishers, IN 46038. The corporation is a public company listed on the Nasdaq, using the stock symbol AREC. None of the Officers or Directors are affiliated with the Company.

On August 30th of 2022, AW transferred 2,500,000 founder shares to Westside Advisors LLC. Westside Advisors LLC retained 50,000 shares and immediately assigned the other 2,450,000 shares to certain key employees, individuals and entities which Westside Advisors, LLC believed could assist with the business operations.  The below table shows the shareholders which received the common shares on August 30th of 2022 as stated above. Westside Advisors, LLC is an Indiana-based company controlled by Mark Jensen.  No consideration was given for these shares. See the exhibit Westside Advisors LLC – 2.5 million shares assignment in the exhibits section.

Name	Title	# of Shares	Consideration ($)

Gregory Jensen	Chief Executive Officer	1,100,000	$0.00

Joshua Brumbaugh	Chief Financial Officer	500,000	$0.00

Jeff Peterson	Shareholder	350,000	$0.00

Chris Moorman	Shareholder	25,000	$0.00

Lyndsay Kline	Shareholder	25,000	$0.00

Amanda Kruse	Shareholder	20,000	$0.00

T Squared Partners LP	Shareholder	100,000	$0.00

SAS Partners LLC	Shareholder	230,000	$0.00

Wabash Enterprises	Shareholder	25,000	$0.00

Royalty Management	Shareholder	75,000	$0.00

In October of 2022, in a private placement transaction, the Company issued two convertible promissory notes.  The Company issued a convertible promissory note to Mark Jensen for the principal sum of $125,000, which represents $25,000 of original issue discount, together with interest at the rate of 15% per annum, with a maturity date of April 4, 2024. The convertible promissory note was issued with a 20% original issue discount, or $25,000, which shall be fully earned and charged to the Company as of the closing date, April 4,2024. In addition, the Company issued a convertible promissory note to Steve Segal for the principal sum of $125,000, which represents $25,000 of original issue discount, together with interest at the rate of 15% per annum, with a maturity date of April 4, 2024. The convertible promissory note was issued with a 20% original issue discount, or $25,000, which shall be fully earned and charged to the Company as of the closing date, April 4,2024. Upon a public listing of the Company’s common stock on a public exchange, the Note and all accrued interest shall immediately be converted into common stock of the Company at the same terms of the public offering. The number of Conversion Shares issuable upon a conversion at Holders option shall be determined by the quotient obtained by dividing the applicable dollar amount being converted in either case by the Conversion Price, $4.00 per share or the price of the public offering of the Company upon the occurrence of a public offering, whichever happens first.

Warrants

There are presently no outstanding warrants to purchase our securities. However, at a board of directors (the “Board”) meeting held on August 25, 2023, the Board discussed offering warrants to various outside partners in order to potentially obtain additional debt financing. The Board unanimously approved the future issuance of these warrants if needed to secure additional debt financing on August 30, 2023, via an email vote. The approval of the warrants would provide six different entities the option to purchase a cumulative total 2,000,000 shares of Common Stock at a price of $.01 per share within three years from the future issuance date.  To date, these warrants have been approved by the Board of Directors but have not been issued. See below for a list of the approved warrants which have not been issued yet.

Warrant A-1 – Approved but not issued to White River Ventures LLC. The warrant provides the option to purchase 450,000 Common Shares at a price of $.01 per share. The warrant would expire three years from issuance. White River Ventures LLC is an Indiana based company controlled by Thomas Sauve. None of the Officers or Directors are affiliated with the Company.

Warrant A-2 – Approved but not issued to Midwest General Investment Company LLC. The warrant provides the option to purchase 350,000 Common Shares at a price of $.01 per share. The warrant would expire three years from issuance. Midwest General Investment Company LLC is an Indiana based company controlled by Mark Jensen. None of the Officers or Directors are affiliated with the Company.

Warrant A-3 – Approved but not issued to Liberty Hill Capital Management LLC. The warrant provides the option to purchase 300,000 Common Shares at a price of $.01 per share. The warrant would expire three years from issuance. Liberty Hill Capital Management LLC is an Indiana based company controlled by Kirk Taylor. None of the Officers or Directors are affiliated with the Company.

51

Warrant A-4 – Approved but not issued to Homewood Holdings LLC. The warrant provides the option to purchase 300,000 Common Shares at a price of $.01 per share. The warrant would expire three years from issuance. Homewood Holdings LLC is an Indiana based company controlled by Mark LaVerghetta. Mark LaVerghetta is the current Chairman on the Board of Directors for the Company.

Warrant A-5 – Approved but not issued to SAS Partners LLC. The warrant provides the option to purchase 275,000 Common Shares at a price of $.01 per share. The warrant would expire three years from issuance. SAS Partners LLC is a Wyoming based company controlled by Steve Segal. None of the Officers or Directors are affiliated with the Company.

Warrant A-6 – Approved but not issued to Westside Advisors LLC. The warrant provides the option to purchase 325,000 Common Shares at a price of $.01 per share. The warrant would expire three years from issuance. Westside Advisors LLC is an Indiana based company controlled by Mark Jensen.  None of the Officers or Directors are affiliated with the Company.

Options

At a Board meeting held on June 12, 2021, the Board approved the following stock options to the officers and directors of the Company: (i) options for three directors to purchase 25,000 shares of Common Stock each at a strike price of $5.00 per share within five years from June 12, 2021, (ii) options for the then Chief Executive Officer, AW, to buy 25,000 shares of Common Stock at a strike price of $5.00 per share within five years from June 12, 2021 and (iii) options for the then Chairman of the Board to purchase 50,000 shares of Common Stock at a strike price of $5.00 per share within five years from June 12, 2021.These options have expired due to separation of employment with the Company, separation from the Board or have been replaced by the below stock options issued on August 30, 2023.

At a Board meeting held on August 25, 2023, the Board discussed the below stock options to the officers, directors and other key contractors of the Company: (i) options for two directors and Chairman of the Board to purchase 50,000 shares of Common Stock each at a strike price of $.446 per share within ten years from August 30, 2023, (ii) options for the Chief Executive Officer to buy 250,000 shares of Common Stock at a strike price of $.446 per share within ten years from August 30, 2023 and (iii) options for Chief Financial Officer to purchase 250,000 shares of Common Stock at a strike price of $.446 per share within ten years from August 30, 2023 and (iv) options for four different contractors totaling 1,300,000 shares of Common Stock at a strike price of $.446 per share within ten years from August 30, 2023.  On August 30, 2023, the Board unanimously approved the above stock options via an email vote. All options vested immediately and the strike price of $.446 per share was based on a 409(a) valuation performed by an independent third party.  The below represents the list of options approved and issued for the above mentioned individuals.

Option 2023-01 – Issued to Geradine Botte on August 30, 2023, for the option to purchase 1,000,000 shares at a strike price of $.446 per share within ten years from August 30,2023. The option vested immediately but has not been exercised. Geradine Botte is the CTO for the Company on a contract basis.

Option 2023-02 – Issued to Tarlis Thompson on August 30, 2023, for the option to purchase 100,000 shares at a strike price of $.446 per share within ten years from August 30,2023. The option vested immediately but has not been exercised. Tarlis Thompson is a contractor for the Company.

Option 2023-03 – Issued to Christian Pugliese on August 30, 2023, for the option to purchase 150,000 shares at a strike price of $.446 per share within ten years from August 30,2023. The option was approved by the Board but has not been accepted by Christian.  If accepted, the option would vest immediately.  Christian Pugliese is a contractor for the Company.

Option 2023-04 – Issued to David Sauve on August 30, 2023, for the option to purchase 50,000 shares at a strike price of $.446 per share within ten years from August 30,2023. The option vested immediately but has not been exercised. David Sauve is a contractor for the Company.

Option 2023-05 – Issued to Gregory Jensen on August 30, 2023, for the option to purchase 250,000 shares at a strike price of $.446 per share within ten years from August 30,2023. The option vested immediately but has not been exercised. Gregory Jensen is the CEO and Director for the Company.

Option 2023-06 – Issued to Joshua Brumbaugh on August 30, 2023, for the option to purchase 250,000 shares at a strike price of $.446 per share within ten years from August 30,2023. The option vested immediately but has not been exercised. Joshua Brumbaugh is the CFO for the Company.

Option 2023-07 – Issued to Mark LaVerghetta on August 30, 2023, for the option to purchase 50,000 shares at a strike price of $.446 per share within ten years from August 30,2023. The option vested immediately but has not been exercised. Mark LaVerghetta is the Chairman of the Board of Directors for the Company.

Option 2023-08 – Issued to Eugene Nichols on August 30, 2023, for the option to purchase 50,000 shares at a strike price of $.446 per share within ten years from August 30,2023. The option vested immediately but has not been exercised. Eugene Nichols is a Director of the Company.

Option 2023-09 – Issued to Goran Antic on August 30, 2023, for the option to purchase 50,000 shares at a strike price of $.446 per share within ten years from August 30,2023. The option vested immediately but has not been exercised. Goran Antic is a Director for the Company.

52

EXHIBITS
Exhibit No.	Description	Filed with

3.1	Articles of Incorporation Novusterra Inc.	Previously filed*

3.2	Amended Articles of Incorporation Novusterra Inc.	Previously filed

3.3	Bylaws of Novusterra Inc.	Previously filed

4.1	Common Stock Purchase Warrant	Filed Herewith

5.1	Opinion of Counsel	Filed Herewith

10.1	Agreement dated March 31, 2021 by and between Novusterra Inc., and American Resources Corp.	Previously filed

10.2	Graphene Development Agreement dated as of March 31, 2021 by and between Novusterra Inc. and American Resources Corporation	Previously filed

10.3	First Amendment to Graphene Development Agreement dated as of May 14, 2021 by and between Novusterra Inc. and American Resources Corporation	Previously filed

10.4	Loan payable Agreement dated as of September 24, 2020 by and between Novusterra Inc., and I Andrew Weeraratne	Previously filed

10.5	Carbon Purchase Agreement dated as of April 24, 2021 by and between Novusterra Inc., and American Resources Corporation	Previously filed

10.6	The Exclusive License Agreement signed on February 10, 2021 by and between American Resources Corporation and Ohio University	Previously filed

10.7	Consulting Services Agreement between Kenai Defense Company and American Resources Corporation dated August 23, 2022.	Filed Herewith

10.8	Consulting Agreement between Gerardine Botte and Novusterra Inc. dated January 1, 2024	Filed Herewith

10.9	Exclusive Rights Agreement between Novusterra Inc. and American Recourses Corporation dated August 30, 2022	Filed Herewith

10.10	First Amendment to Exclusive Rights Agreement between Novusterra Inc. and American Recourses Corporation dated September 5, 2022	Filed Herewith

10.11	Employment Agreement between Novusterra Inc. and Gregory Q. Jensen dated January 1, 2023	Filed Herewith

10.12	Employment Agreement between Novusterra Inc. and Josh Brumbaugh dated January 1, 2023	Filed Herewith

10.13	Novusterra Inc. 2023 Omnibus Incentive Plan	Filed Herewith

10.14	Research Agreement between Novusterra Inc. and Texas Tech University dated December 31, 2023	Filed Herewith

10.15	Westside Advisors LLC Assignment Agreement dated August 30, 2022	Filed Herewith

10.16	Consulting Agreement - Kenai Defense and Novusterra Sub - Final Executed 2-8-24	Filed Herewith

10.17	Facilities Lease Agreement - Perry County Warehouse Lease	Filed Herewith

10.18	NOVS Convertible Promissory Note Modification - 4-4-24 (Westside Advisors and SAS)	Filed Herewith

10.19	Convertible Promissory Note Purchase Agreement – Westside Advisors LLC	Filed Herewith

10.20	Convertible Promissory Note Purchase Agreement – SAS Partners LLC	Filed Herewith

10.21	American Resources Corporation and Kenai Defense – SubLicense Agreement dated March 24, 2022	Filed Herewith

14.1	Code of Conduct	Previously filed

14.2	Financial Code of Ethics	Previously filed

23.1	Consent of Auditor- Kreit & Chiu CPA LLP	Filed herewith

23.2	Consent of Counsel (included in Exhibit 5.1)	Filed Herewith

24.1	Power of Attorney	Filed Herewith

99.1	Audit Committee Charter	Previously filed

99.2	Compensation Committee Charter	Previously filed

99.3	Nominating Committee Charter	Previously filed

107	Filing Fee Table	Filed herewith

*All previously filed documents were filed with the Company’s registration statement on Form S-1 the SEC on April 30, 2021 and are incorporated by reference herein.

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registration of expenses incurred or paid by a director, officer or controlling person to the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.

That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 );

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fishers, State of Indiana, on July 31, 2024.

Novusterra Inc.

By:	/s/ Gregory Q. Jensen
Name:	Gregory Q. Jensen
Title:	Chief Executive Officer

Each person whose signature appears below constitutes and appoints Gregory Q. Jensen, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign for him and in him name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory Q. Jensen	Chief Executive Officer (Principal Executive Officer)	July 31, 2024
Gregory Q. Jensen

/s/ Josh Brumbaugh	Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2024
Josh Brumbaugh

/s/ Mark LaVerghetta	Chairman of the Board of Directors	July 31, 2024
Mark LaVerghetta

/s/ Eugene Nichols	Director	July 31, 2024
Eugene Nichols

/s/ Goran Antic	Director	July 31, 2024
Goran Antic

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